                                                                     EXHIBIT 4.3


                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT, dated as of June 4, 1999, is by and between PEMSTAR INC., a Minnesota corporation (the "Borrower"), U. S. Bank National Association, a national banking association, as administrative bank ( in such capacity, the "Administrative Bank"), and the banks party hereto (individually a "Bank" and collectively the "Banks"), which term shall include the Administrative Bank in its role as a Bank.


                                    ARTICLE I
                                    ---------

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms . In addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

          "Account(s)": The Borrower's and each Borrowing Base Affiliate's "Accounts" as defined in Article I of such Person's Security Agreement.

          "Account Debtor": Any Person who is or who may become obligated to the Borrower or any Borrowing Affiliate under, with respect to, or on account of an Account, General Intangible or other Collateral.

          "Adjusted Equity": At any Monthly Measurement Date, the sum of: (a) the Borrower's Tangible Net Worth; plus (b) the outstanding principal balance of the Subordinated Debt; plus (c) the unamortized amount of "Deferred Grant Income" as shown as a liability on the Borrower's consolidated balance sheet at such Monthly Measurement Date prepared in accordance with GAAP.

          "Adjusted Eurodollar Rate": Applicable to a Eurodollar Rate Loan Unit during its Interest Period, the rate (rounded upward, if necessary, to the next higher one-hundredth of one percent) determined by dividing the Eurodollar Rate for the relevant Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

          "Adjusted Net Income": For any period, the Borrower's Net Income for such period but excluding therefrom non-operating gains and losses (including extra-ordinary or unusual gains and losses, gains and losses from discontinuance of operations, gains and losses arising from the sale of assets other than Inventory and other non-recurring gains and losses) during such period.

          "Administrative Bank": As defined in the preamble hereto.

          "Adverse Event": The occurrence of any event that would have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents.

          "Agreement": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

          "Annualized Basis": With respect to calculating the Cash Flow Leverage Ratio and Fixed Charge Coverage Ratio at any Quarterly Measurement Date occurring through March 31, 2000, the product arrived at by first dividing the relevant component of such financial covenant by the number of fiscal months that have elapsed between June 1, 1999 and such Quarterly Measurement Date and then multiplying the resulting quotient by 12.

          "Applicable Margin": At any date of determination, the percentage indicated below in accordance with the Cash Flow Leverage Ratio at such date:


          When the Cash Flow
            Leverage Ratio
                  Is                        The Applicable Margin                    Is
         --------------------               ---------------------                    --
Equal to or greater than 2.5 to1.0       Base Rate Loan Units                  1.00% per annum

                                         Eurodollar Rate Loan Units            2.75% per annum

Less than 2.50 to 1.0 but greater than   Base Rate Loan Units                  0.75% per annum
1.50 to 1.0
                                         Eurodollar Rate Loan Units            2.50% per annum

Equal to or less than 1.50 to 1.0        Base Rate Loan Units                  0.50% per annum

                                         Eurodollar Rate Loan Units            2.25% per annum



     The Applicable Margin on the Closing Date is 1.00% per annum with respect to Base Rate Loan Units and 2.75 % per annum with respect to Eurodollar Rate Loan Units and shall continue at those percentages until changed in accordance with the terms of this definition. The Cash Flow Leverage Ratio and the Applicable Margin will be determined at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31,2000, as calculated from the financial statements and Compliance Certificate delivered by the Borrower pursuant to Sections 8.1(b) and 8.1(c). Any increase or decrease in the Applicable Margin shall apply to all then existing or thereafter arising Loan Units and shall become effective as of the first day following the date on which the Borrower delivers its financial statements and Compliance Certificate to the Administrative Bank and the Banks in accordance with Section 8.1(b) and Section 8.1(c), respectively, showing that the Cash Flow Leverage Ratio for the Measurement Period coinciding with the end of such fiscal quarter required a change in the Applicable Margin, and shall continue to be effective until subsequently changed in accordance with this definition; provided, however, if the financial statements required by Section 8.1(b) and Compliance Certificate required by Section 8.1(c), are not delivered in the time periods provided therein, the Cash Flow Leverage Ratio will be deemed to be greater than 2.5 to 1.0.

          "Bank Affiliate": Any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Bank. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of stock, by contract or otherwise.

          "Banks": As defined in the preamble hereto.

          "Base Rate": At any date, the greater of: (a) the Administrative Bank's Reference Rate; or (b) a rate equal to 0.50% per annum above the Federal Funds Rate.

          "Base Rate Loan Unit": Each portion of any Loan designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under Section 2.4.

          "Borrower Security Agreement": The Security Agreement dated as of even date herewith made by the Borrower in favor of the Administrative Bank for itself and the ratable benefit of the Banks and, if and only so long as US Bank is the only Bank party hereto, the Existing Security Agreements; in each case as originally executed and as amended, modified, supplemented, restated or replaced from time to time.

          "Borrowing Affiliate": Each of the Borrower's Subsidiaries identified on Part I of Schedule 1.1(a) attached hereto and incorporated herein by reference.

          "Borrowing Affiliate Guaranty": With respect to any Borrowing Affiliate, the Guaranty made by such Borrowing Affiliate in favor of the Administrative Bank for itself and the ratable benefit of the Banks as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

          "Borrowing Affiliate Security Agreement": With respect to any Borrowing Affiliate, the Security Agreement made by such Borrowing Affiliate in favor of the Administrative Bank for itself and the ratable benefit of the Banks as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

          "Borrowing Base": At any date of determination, the sum of: (a) 80% of Eligible Accounts; plus (b) 50% of Eligible Inventory other than the Eligible Inventory comprised of "WIP-Kits" except that, on or after March 15, 2000, the amount of the Eligible Inventory produced by the

     Borrower's Quadrus Business operations includable in the Borrowing Base shall not exceed 50% of the amount of the Eligible Accounts generated by such Quadrus Business operations; plus (c) 45% of Eligible Inventory comprised of "WIP-Kits"); plus (d) the Eligible Equipment Availability. The determination of the Borrowing Base may be re-evaluated at each Collateral audit following the Closing Date in the Administrative Bank's and Required Banks' sole discretion.

          "Borrowing Base Certificate": As provided in Section 8.1(d).

          "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

          "Capital Expenditure": Any amount debited to the fixed asset account on the Borrower's consolidated balance sheet in respect of: (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or capitalized leaseholds; and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures charged to repairs or maintenance in accordance with GAAP.

          "Capitalized Lease": Any lease which, in accordance with GAAP, is capitalized on the books of the lessee.

          "Cash Flow Leverage Ratio": At any Quarterly Measurement Date, the ratio of: (a) the Total Debt at such date; to (b) EBITDA for the Measurement Period ending at such date; provided, however, that for any Quarterly Measurement Date occurring through March 31, 2000, EBITDA shall be computed on an Annualized Basis.

          "Change of Control": The occurrence after the date of this Agreement of an event where: (a) less than a majority of the members of the Borrower's board of directors are Qualified Members (as hereinafter defined); or (b) three or more of the Borrower's Key Officers (as hereinafter defined) shall cease to hold the office ascribed to them herein, or shall cease to perform the duties that, as of the date of this Agreement, are associated with such office. For purposes of this definition: (a) the Qualified Members shall be deemed to be the members of the Borrower's board of directors as of the date of this Agreement; and (b) the Key Officers shall be deemed to be Allen Berning - President and Chief Executive Officer, Robert Murphy - Executive Vice President and Treasurer, Gary Lingbeck - Executive Vice President, Dave Sippel- Executive Vice President, William Leary- Executive Vice President and Hargopal Singh-Executive Vice President.

          "Closing Date": The date on which the initial Revolving Loans are made after the satisfaction of all conditions precedent specified in Article VI.

          "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

          "Collateral": Any property in which the Administrative Bank has been granted a Lien pursuant to any Loan Document.

          "Collateral Audit Fee": As provided in Section 3.4.

          "Commitment": The agreement of the Banks to make the Loans and of U.
     S. Bank to issue the Letters of Credit and of each Bank to purchase its Letter of Credit Participations.

          "Compliance Certificate": As defined in Section 8.1(c).

          "Contingent Obligations": With respect to any Person, all of such Person's liabilities and obligations which are contingent upon and will not mature unless and until the occurrence of some event or circumstance and which are not included within the definition of Indebtedness of such Person.

          "Current Assets:" At any Monthly Measurement Date, the aggregate amount of assets appearing on the Borrower's consolidated balance sheet at such date which, in accordance with GAAP, should be properly classified as current assets, after deducting adequate reserves where proper but in no event including notes receivable or any amounts due from employees or Related Parties.

          "Current Liabilities:" At any Monthly Measurement Date, the aggregate amount of Liabilities appearing on the Borrower's consolidated balance sheet at such date which, in accordance with GAAP, should be properly classified as current Liabilities; provided, however, that the Revolving Loans and the outstanding principal amount of any Indebtedness of Pemstar BV described in Section 9.10(g) shall be deemed to be a Current Liability for all purposes.

          "Current Ratio": At any Monthly Measurement Date, the ratio of the Borrower's Current Assets to Current Liabilities.

          "Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

          "Default Rate": The rate applicable to Base Rate Loan Units determined in accordance with Section 3.1(b).

          "EBITDA": For any period, the sum of: (a) the after-tax Adjusted Net Income for such period; plus (b) the sum of the following amounts deducted in arriving at the Net Income included in such Adjusted Net Income (but without duplication for any item): (i) Interest Expense;

     (ii) depreciation, amortization and other non-cash expenses (to the extent not included in clause (i) or (iii); and (iii) federal, state and local income taxes.

          "Eligible Accounts": An Account owing to the Borrower or any Borrowing Affiliate which meets the following requirements:

               (a) it is genuine and in all respects what it purports to be;

               (b) it arises from either (i) the performance of services by the Borrower or the Borrowing Affiliate, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by the Borrower or the Borrowing Affiliate and (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor,
          (B) the Borrower or the Borrowing Affiliate has possession of, or has delivered to the Administrative Bank, at the Administrative Bank's request, shipping and delivery receipts evidencing such shipment, delivery and acceptance, and (C) such goods have not been returned to the Borrower or the Borrowing Affiliate;

               (c) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance and (ii) has payment terms reasonably acceptable to the Administrative Bank;

               (d) (i) if the Account is generated through: (A) the Borrower's Rochester, MN operations, it must not be unpaid on the date that is:
          (1) 75 days from the original invoice date evidencing such Account if it is not a dated Account; or (2) 45 days past the original stated due date if such Account is a dated Account but in no event beyond 75 days from the original invoice date evidencing such Account; or (B) the Borrower's Quadrus Business operations, it must not be unpaid on the date that is: (1) 90 days from the original invoice date evidencing such Account if it is not a dated Account; or (2) 60 days past the original stated due date if such Account is a dated Account but in no event beyond 90 days from the original invoice date evidencing such Account; and (ii) it must not be an Account owed by any Account Debtor which has 25% or more of its Accounts beyond the time period specified in subsection (i) above;

               (e) it is not subject to any assignment, claim or Lien other than
          (i) a Lien in favor of the Administrative Bank; (ii) Liens in favor of US Bank in existence on the date of this Agreement so long as the Intercreditor Agreement is in force and effect; (iii) Liens in favor of the City of Rochester, MN in existence on the date of this Agreement so long as such Liens are subordinated to the Liens of the Administrative Bank or, if US Bank is the only Bank party hereto, to the Liens of US Bank; and (iv) other Liens consented to by the Banks in writing;

               (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Administrative Bank and the Banks identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

               (g) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due;

               (h) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower or the Borrowing Affiliate to the Administrative Bank of such Account;

               (i) the Account Debtor with respect thereto is not a Subsidiary or Related Party, or a director, officer, employee or agent of the Borrower, a Subsidiary or Related Party;

               (j) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America unless the sale of goods giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Administrative Bank;

               (k) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

               (l) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower, any Subsidiary or Related Party (or by any agent or custodian of the Borrower, any Subsidiary or Related Party) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

               (m) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's or the Borrowing Affiliates' Accounts;

               (n) the Account Debtor with respect thereto is not located in the States of Minnesota, Indiana, New Jersey or Alabama or any other state which prohibits a Person from availing itself of the benefits of that state's courts unless such Person is qualified to do business or has filed a notice of business activities; provided, however, that such restriction shall not apply if: (i) the Borrower or the Borrowing Affiliate which owns such Account is qualified to do business in such state; (ii) such owner has filed and has effective a notice of business activities report with the appropriate office or agency of such state for the then current year or is exempt from the filing of such report; or (iii) upon the Borrower's written request and at the Borrower's sole cost and expense (including, without limitation, the payment of Administrative Bank's reasonable attorneys'
          fees), the Administrative Bank determines, that it can avail itself of the benefits of the relevant state's courts to collect such Account Debtor's Accounts, regardless of whether such owner can do so;

               (o) it arises in the ordinary course of the Borrower's or the Borrowing Affiliate's business;

               (p) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof (a "Federal Governmental Authority"), or any state, county or local governmental authority, or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account to the Administrative Bank pursuant to the Assignment of Claims Act of 1940 as amended in the case of the a Federal Governmental Authority, or pursuant to applicable state law, if any, in all other instances, and such assignment has been accepted and acknowledged by the appropriate government officers;

               (q) if the Administrative Bank, in its reasonable business judgment, has established a credit limit for the Account Debtor with respect thereto, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit; and

               (r) if it is evidenced by chattel paper or instruments, (i) the Administrative Bank shall have specifically agreed to include such Account as an Eligible Account , (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Administrative Bank in a manner satisfactory to the Administrative Bank.

     An Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Bank at any time or times hereafter determines, in its reasonable business judgment, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account shall forthwith cease to be an Eligible Account. The amount of Eligible Accounts shall be the net United States dollar amount (as determined by the Administrative Bank after deduction of such reserves and allowances as the Administrative Bank in its reasonable business judgment deems proper and necessary) computed no less frequently than semi-monthly from the Borrowing Base Certificate delivered to the Administrative Bank and the Banks pursuant to Section 8.1(d).

          "Eligible Equipment": Equipment of the Borrower or any Borrowing Affiliate which meets the following requirements:

               (a) it is in good and workable condition, ordinary wear and tear excepted;

               (b) no portion of the purchase price thereof remains unpaid, as established by documentation satisfactory to the Lender;

               (c) it is not subject to any prior assignment, claim or Lien other than (i) a Lien in favor of the Administrative Bank; (ii) Liens in favor of US Bank in existence on the date of this Agreement so long as the Intercreditor Agreement is in force and effect; (iii) Liens in favor of the City of Rochester, MN in existence on the date of this Agreement so long as such Liens are subordinated to the Liens of the Administrative Bank or, if US Bank is the only Bank party hereto, to the Liens of US Bank; and (iv) other Liens consented to by the Banks in writing;

               (d) it complies with the Borrower's or the Borrowing Affiliate's specifications and has been delivered to and accepted by the Borrower or the Borrowing Affiliate;

               (e) there exists no dispute with respect thereto between the Borrower or the Borrowing Affiliate and the manufacturer or supplier thereof, including, without limitation, warranty or other claims;

               (f) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's or the Borrowing Affiliate's Equipment; and

               (g) the Banks have determined in its sole and absolute discretion that it is not unacceptable due to age, type, condition or quality.

     Equipment which at any time is Eligible Equipment but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Equipment.

          "Eligible Inventory": Inventory of the Borrower or a Borrowing Affiliate which meets the following requirements:

               (a) it is owned by the Borrower or the Borrowing Affiliate and is not subject to any prior assignment, claim or Lien other than (i) a Lien in favor of the Administrative Bank (ii) Liens in favor of US Bank in existence on the date of this Agreement so long as the Intercreditor Agreement is in force and effect; (iii) Liens in favor of the City of Rochester,

          MN in existence on the date of this Agreement so long as such Liens are subordinated to the Liens of the Administrative Bank or, if US Bank is the only Bank party hereto, to the Liens of US Bank; and (iv) other Liens consented to by the Banks in writing;

               (b) it is: (i) finished goods Inventory of the Borrower or the Borrowing Affiliate held for sale under binding and enforceable purchase orders from a Person who is not a Subsidiary or Related Party and complies with such purchase order's specifications; or (ii) work-in-process-Kits Inventory assembled in the conduct of the Quadrus Business ("WIP-Kits");

               (c) it is located at one of the Borrower's or the Borrowing Affiliates' facilities described on Schedule 1.1(b) attached hereto and incorporated herein by reference;

               (d) the Administrative Bank has determined, in its reasonable business judgment, that it is not unacceptable due to age, type, category, quality and/or quantity;

               (e) it is not held by the Borrower or the Borrowing Affiliate on "consignment" and is not subject to any other repurchase or return agreement;

               (f) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; and

               (g) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's or the Borrowing Affiliate's Inventory.

     Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. The value of Eligible Inventory shall be the U.S. dollar amount thereof computed at the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Administrative Bank after deduction of such reserves and allowances as the Administrative Bank in its reasonable business judgment deems proper and necessary and shall be computed no less frequently than semi-monthly from the Borrowing Base Certificate delivered to the Administrative Bank and the Banks pursuant to Section 8.1(d).

          "Eligible Equipment Availability": At any time: (a) prior to December 31, 2000, an amount equal to the lesser of: (i) the difference between: (A) 80% of the orderly liquidation value (or, through the earlier of August 31,1999 or the date on which the Administrative Bank receives the Appraisal, 80% of the net book value) of the Eligible Equipment as determined by an appraisal in form and substance, and prepared by an appraiser, satisfactory to the Administrative Bank, in its sole discretion (the "Appraisal") as adjusted from time to time to exclude the orderly liquidation value or net book value, as the case may be, of any piece of Eligible Equipment which is sold, transferred or otherwise disposed of by the Borrower or any Borrowing Affiliate or which sustains a casualty loss; minus (B) the outstanding principal balance of the IDB Bond Equipment Financing; or (ii) $4,000,000.00; or (b) at any time on or after December 31, 2000, $0.00 (zero).

          "Equipment": The Borrower's or any Borrowing Affiliate's"Equipment" as defined in Article I of such Person's Security Agreement.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with regulations thereunder.

          "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower or any of its Subsidiaries is a member and which is treated as a single employer under
     Section 414 of the Code.

          "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

          "Eurodollar Rate": Applicable to determining the Adjusted Eurodollar Rate for a Eurodollar Rate Loan Unit during its Interest Period, the average offered rate for deposits in United States Dollars (rounded upward, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period or, if the Reuters Screen LIBO Page is not published at the time, the rate for such deposits determined by the Administrative Bank at such time based on such other published service of general application as shall be selected by the Administrative Bank for such purpose or, if no such published service is available, based on rates at which United States dollar deposits are offered to the Administrative Bank in the interbank Eurodollar market at such time for delivery in immediately available funds on the first day of such Interest Period in an amount approximately equal to the principal balance to be outstanding on such Eurodollar Rate Loan Unit (rounded upward, if necessary, to the nearest 1/16 of 1 %). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits.

          "Eurodollar Rate Loan Unit": Each portion of any Revolving Loan designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under Section 2.4.

          "Eurodollar Reserve Percentage": Applicable in determining the Adjusted Eurodollar Rate for a Eurodollar Rate Loan Unit during its Interest Period, as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement for the Administrative Bank, in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate of Eurodollar Rate Loan Units is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Administrative Bank to United States residents). Any rate of interest based on the Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default": Any event described in Section 10.1 which has not been cured to the satisfaction of, or waived by, the Banks in accordance with Section 12.1.

          "Existing Letter(s) of Credit": The letters of credit issued by U. S. Bank that are described on Schedule 1.1(c) attached hereto and incorporated herein by reference but excluding, in all events, the IDB Letters of Credit issued by U.S. Bank.

          "Existing Security Agreements": (a) The Borrower's Security Agreement dated as of August 11, 1994 (the "First Borrower's Security Agreement") executed by the Borrower in favor of US Bank; (b) the Borrower's Security Agreement dated as of February 10, 1995 (the "Second Borrower's Security Agreement") executed by the Borrower in favor of US Bank; and (c) the Borrower's Security Agreement dated as of November 17, 1995 (the "Third Borrower's Security Agreement") executed by the Borrower in favor of US Bank

          "Federal Funds Rate": For any date, the overnight effective borrowing rate per annum for such date (or, if such date is not a Business Day of the Administrative Bank, the last Business Day of the Administrative Bank preceding such date) for reserves in the amount of $1,000,000 or more traded among commercial banks in the New York Federal Reserve District as published by the Federal Reserve Bank of New York as being such rate in effect on such date; provided, however, that if said rate is no longer published, then the Federal Funds Rate shall be determined on the basis of other sources reasonably selected by the Administrative Bank.

          "Federal Reserve Board": The Board of Governors of the Federal Reserve System or any successor thereto.

          "Fixed Charge Coverage Ratio": At any Quarterly Measurement Date, the ratio of: (a) the excess of: (i) EBITDA for the Measurement Period ending at such date; minus (ii) the amount of federal, state and local income taxes that were actually paid in cash by the Borrower during such Measurement Period; minus (iii) Non-Financed Capital Expenditures made by Borrower and its consolidated Subsidiaries during the Borrower's then current fiscal year; to (b) the sum of: (i) the Interest Expense during such Measurement Period; plus (ii) the Mandatory Principal Payments scheduled to have been paid during such Measurement Period; provided, however, that for any Quarterly Measurement Date occurring through March 31, 2000: (x) EBITDA, income taxes, Interest Expense and Mandatory Principal Payments shall be computed on an Annualized Basis; and (y) Non-Financed Capital Expenditures shall be computed on the basis of the Non-Financed Capital Expenditures that have been made during the period commencing on the Closing Date and ending on such Quarterly Measurement Date.

          "Fluke Purchase Agreement": The Asset Purchase Agreement dated April 30, 1999 (the "Fluke Purchase Agreement") among Fluke Corporation and Fluke Industrial, B.V. (collectively, the "Fluke Seller"), the Borrower and PEMSTAR, B.V. ("PEMSTAR BV") and pursuant to which the Fluke Seller has agreed to sell, and the Borrower and PEMSTAR BV have agreed to purchase, the "Business" described therein (the "Fluke Business").

          "Foreign Exchange Protection Agreement": Any foreign exchange swap agreement, foreign exchange futures contract, foreign exchange option contract or similar agreement or arrangement between the Borrower and the Foreign Exchange Protection Provider designed to protect the Borrower against fluctuations in exchange rates.

          "Foreign Exchange Protection Obligations": The liabilities, Indebtedness and obligations of the Borrower, if any, to the Foreign Exchange Protection Provider under any Foreign Exchange Protection Agreement.

          "Foreign Exchange Protection Provider": Each Bank or Bank Affiliate which is a counterparty under a Foreign Exchange Protection Agreement.

          "GAAP": Generally accepted accounting principles as in effect from time to time including, without limitation, applicable statements, bulletins and interpretations of the Financial Accounting Standards Board and applicable bulletins, opinions and interpretations issued by the American Institute of Certified Public Accountants or its committees.

          "IDB Bonds": (a) The "Bonds" described in the 1997 IDB Reimbursement Agreement (the "1997 IDB Bonds"); and (b) the "Bonds" described in the 1998 IDB Reimbursement Agreement (the "1998 IDB Bonds").

          "IDB Bond Equipment Financing:" The outstanding portion of the 1997 IDB Bonds described in Schedule 1.1(d) attached hereto and incorporated herein by reference, as such amount may be amortized in accordance with said Schedule 1.1(d).

          "IDB Indenture": (a) The "Indenture" described in the 1997 IDB Reimbursement Agreement (the "1997 IDB Indenture"); and b) the "Indenture" described in the 1998 IDB Reimbursement Agreement (the "1998 IDB Indenture").

          "IDB Letter of Credit": (a) The "Letter of Credit" described in the 1997 IDB Reimbursement Agreement (the "1997 IDB Letter of Credit"); and (b) the "Letter of Credit" described in the 1998 IDB Reimbursement Agreement (the "1998 IDB Letter of Credit").

          "IDB Loan:" (a) The "Loan" made to the Borrower by the City of Rochester, Minnesota (the "Issuer") pursuant to the "Loan Agreement" (the "1997 IDB Loan Agreement") described in the 1997 IDB Reimbursement Agreement; and (b) the "Loan" made by the Borrower by the Issuer pursuant to the "Loan Agreement" (the "1998 IDB Loan Agreement") described in the 1998 Reimbursement Agreement

          "IDB Reimbursement Agreement": (a) The Letter of Credit and Reimbursement Agreement dated as of May 1, 1997 (the "1997 IDB Reimbursement Agreement") among the Borrower, U. S. Bank and U. S. Bank Trust National Association (the "1997 IDB Trustee); and (b) the Letter of Credit and Reimbursement Agreement dated as of June 1, 1998 (the "1998 IDB Reimbursement Agreement") among the Borrower, U. S. Bank and U. S. Bank Trust National Association (the "1998 IDB Trustee); in each case, as originally executed and as amended, modified, supplemented, restated or replaced from time to time.

          "IDB Reimbursement Obligations": (a) The "Reimbursement Obligations" described in the 1997 IDB Reimbursement Agreement (the "1997 IDB Reimbursement Obligations"); and (b) the "Reimbursement Obligations" described in the 1998 IDB Reimbursement Agreement (the "1998 IDB Reimbursement Obligations").

          "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except for any Trade Account Payable provided that any Trade Account Payable which accrues interest or any portion of which is allocable to interest in accordance with GAAP shall be deemed to constitute Indebtedness; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others, except that Indebtedness shall not include endorsements of instruments for payment in the ordinary course of business; (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit; (g) all Rate Protection Obligations; and (h) all Foreign Exchange Protection Obligations. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness is non-recourse to such Person.

          "Individual Letter of Credit Commitment(s)": At any date, with respect to any Bank, such Bank's Percentage times the Letter of Credit Commitment at such date.

          "Individual Revolving Credit Commitment(s)": At any date, with respect to any Bank, such Bank's Percentage times the Revolving Credit Commitment at such date.

          "Intercreditor Agreement": The Intercreditor Agreement dated as of even date herewith between US Bank and the Administrative Bank as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

          "Interest Expense": For any period, the aggregate consolidated interest expense (including capitalized interest) of the Borrower for such period including, without limitation, the interest portion of any Capitalized Lease; provided, however, that the foregoing shall be adjusted to reflect only the net effect of any interest rate swap, interest hedging transaction, or other similar arrangement entered into by the Borrower in order to reduce or eliminate variations in its interest expenses.

          "Interest Period": For any Eurodollar Rate Loan Unit, the period which shall begin on (and include) the date of the initial borrowing date of such Eurodollar Rate Loan Unit or the date of the conversion of any Base Rate Loan Unit into a Eurodollar Rate Loan Unit, or the date of the continuation of a Eurodollar Rate Loan Unit as a Eurodollar Rate Loan Unit upon the termination of the Interest Period then applicable thereto and, unless the final maturity of such Eurodollar Rate Loan Unit is accelerated, shall end on (but exclude) the date which is one, two, three or six months thereafter as selected by the Borrower; provided, however, that:

               (a) any such Interest Period which would otherwise end on a day not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless such extension would cause the last day of such Interest Period to fall in the next following calendar month, in which event the last day of such Interest Period for such Eurodollar Rate Loan Unit shall occur on the next preceding Eurodollar Business Day;

               (b) no Interest Period relating for any Eurodollar Rate Loan Unit comprising part of any Loan may end later than the scheduled Maturity of such Loan; and

               (c) any Interest Period which begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day in such Interest Period.

          "Inventory": The Borrower's or any Borrowing Affiliate's"Inventory" as defined in Article I of such Person's Security Agreement.

          "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

          "Letter of Credit": As provided in Section 2.7(a) including, in all events, the Existing Letter of Credit.

          "Letter of Credit Application": As provided in Section 2.7(c).

          "Letter of Credit Commission": As provided in Section 2.7(e)(i).

          "Letter of Credit Commitment": The maximum amount of Letter of Credit Obligations which may from time to time be outstanding hereunder, being initially $2,000,000.00 and, as the context may require, the agreement of
     U. S. Bank to issue the Letters of Credit for the account of the Borrower and the agreement of each other Bank to purchase a participation in the Letter of Credit Obligations up to its Individual Letter of Credit Commitment subject to the terms and conditions of this Agreement.

          "Letter of Credit Obligations": At any date, the sum of: (a) the aggregate amount available to be drawn on the Letters of Credit on such date; plus (b) the aggregate amount owed by the Borrower to U. S. Bank on such date as a result of draws on the Letters of Credit for which the Borrower has not reimbursed U. S. Bank.

          "Letter of Credit Participations": At any date, with respect to any Bank, such Bank's participations in the Letter of Credit Obligations.

          "Letter of Credit Commitment Termination Date": The earlier of: (a) the Revolving Credit Termination Date; or (b) the date on which the Borrower terminates the Letter of Credit Commitment pursuant to Section 4.3.

          "Liabilities": At any date of determination, the aggregate amount of liabilities appearing on the Borrower's consolidated balance sheet at such date prepared in accordance with GAAP.

          "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

          "Loan Documents": This Agreement, the Notes, the Security Agreements, the Borrowing Affiliate Guaranties, the Letters of Credit, the Letter of Credit Applications and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any other Loan Party pursuant to which the Borrower or such other Loan Party incurs any liability to the Administrative Bank or any Bank with respect to the

     Obligations, agrees to perform any covenant or agreement with respect to the Obligations or grants any security interest to secure the Obligations.

          "Loan Party": The Borrower and each Borrowing Affiliate.

          "Loans": The Revolving Loans.

          "Loan Units": A Base Rate Loan Unit and a Eurodollar Rate Loan Unit (each a "Type" of Loan Unit).

          "Loan Year": The 12 month period commencing on date of this Agreement (or the anniversary date of such date in any subsequent year) and ending on the day preceding the immediately following anniversary date of this Agreement.

          "Mandatory Principal Payments": At any Quarterly Measurement Date, the current maturities of long term debt (including the portion of any payment on any Capitalized Lease allocable to principal in accordance with GAAP) as shown as a liability on the Borrower's consolidated balance sheet at such Quarterly Measurement Date prepared in accordance with GAAP; provided, however, that Mandatory Principal Payments shall include, without limitation, the monthly sinking fund payments required to be made under an IDB Reimbursement Agreement into the "Cash Collateral Account" described in such IDB Reimbursement Agreement in order to fund the "Minimum Principal Amount" described in such IDB Reimbursement Agreement.

          "Maturity": The earlier of: (a) the date on which the Loans become due and payable under Section 10.2 upon the occurrence of an Event of Default; or (b) the Revolving Credit Termination Date for the Revolving Loans.

          "Measurement Period": At any Quarterly Measurement Date, the four fiscal quarters ending on such Quarterly Measurement Date except as otherwise provided in the definitions of "Cash Flow Leverage Ratio" or "Fixed Charge Coverage Ratio", as the case may be.

          "Monthly Measurement Date": The last day of each month of the Borrower's fiscal year.

          "Monthly Payment Date": The last day of each month.

          "Net Income": For any period, the Borrower's after-tax net income for such period determined in accordance with GAAP.

          "Net Proceeds": With respect to any sale, transfer or other disposition of any of the Borrower's or any Subsidiary's assets (other than sales of Inventory in the ordinary course of business) or from the incurrence of any Indebtedness by the Borrower or any Subsidiary which is not expressly permitted by Sections 9.10 without the necessity of obtaining the consent of the Required Banks, the cash proceeds received by the Borrower or such Subsidiary from such transaction less the sum of: (a) the reasonable costs associated with such transaction; and (b) the amount of any Indebtedness (other than the Obligations) which is required to be paid in connection with such transaction.

          "Non-Financed Capital Expenditures": For any period, the portion of the Capital Expenditures made by the Borrower and its Subsidiaries during such period which was not financed by Purchase Money Indebtedness or Capitalized Leases permitted to be incurred by Section 9.10(f).

          "Notes": The Revolving Notes.

          "Obligations": All loans (including the Loans and the Letter of Credit Obligations), advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party or the Loan Parties to the Administrative Bank or any Bank of any kind or nature, present or future, which arise under this Agreement or any other Loan Document or any Rate Protection Agreement permitted by Section 9.10(e), whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guarantying or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether joint, several, or joint and several, direct or indirect (including those acquired by assignment or purchases), absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all principal, interest, fees, charges, expenses, attorneys' fees, and any other sum chargeable to any Loan Party or the Loan Parties under this Agreement, any other Loan Document, or any permitted Rate Protection Agreement.

          "Origination Fee": As provided in Section 3.3.

          "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

          "Percentage": With respect to any Bank, the percentage specified opposite such Bank's name on Schedule A attached hereto and incorporated herein by reference.

          "Permitted Liens": Liens permitted by the provisions of Section 9.11.

          "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

          "Purchase Money Indebtedness": Any Indebtedness incurred for the purchase of personal property where the repayment thereof is secured solely by an interest in the personal property so purchased.

          "Quadrus Purchase Agreement": The Asset Purchase Agreement dated April 30, 1999 (the "Quadrus Purchase Agreement") between Bell Microproducts, Inc. (the "Quadrus Seller") and the Borrower and pursuant to which the Quadrus Seller has agreed to sell, and the Borrower has agreed to purchase, the "Business" described therein (the "Quadrus Business").

          "Quarterly Measurement Date": The last day of each quarter of the Borrower's fiscal year.

          "Quarterly Payment Date": The last day of each March, June, September, and December.

          "Rate Protection Agreement": Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or similar agreement or arrangement between the Borrower and the Rate Protection Provider designed to protect the Borrower against fluctuations in interest.

          "Rate Protection Obligations": The liabilities, Indebtedness and obligations of the Borrower, if any, to the Rate Protection Provider under any Rate Protection Agreement.

          "Rate Protection Provider": Each Bank or Bank Affiliate which is a counterparty under a Rate Protection Agreement.

          "Reference Rate": The rate of interest from time to time publicly announced by the Administrative Bank as its "reference rate." Any Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

          "Regulatory Change": As to any Bank, any change (including any scheduled change) applicable to a class of banks which includes such Bank in any:

               (a) federal or state law or foreign law; or

               (b) regulation, interpretation, directive or request (whether or not having the force of law) of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over such class of banks;

     or the adoption after the date hereof of any new or final law, regulation, interpretation, directive or request applicable to a class of banks which includes such Bank.

          "Related Party": Any Person other than a Subsidiary: (a) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower; (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or (c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.

          "Reportable Event": A reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC, by regulation, has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

          "Required Banks": At any time, those Banks (which term shall include the Administrative Bank) at such time having Percentages aggregating more than 75%.

          "Restricted Subsidiary": Each of the Borrower's Subsidiaries identified on Part II of Schedule 1.1(a) attached hereto.

          "Revolving Credit Commitment": The maximum unpaid principal amount of Revolving Loans which may from time to time be outstanding hereunder, being initially $40,000,000.00, as the same may be reduced from time to time pursuant to Section 4.3 and, as the context may require, the agreement of each Bank to make Revolving Loans to the Borrower up to its Individual Revolving Credit Commitment subject to the terms and conditions of this Agreement.

          "Revolving Credit Termination Date": The date which is the earliest of: (a) August 31, 2002; (b) the date on which the Borrower terminates the Revolving Credit Commitment pursuant to Section 4.3; or (c) the date upon which the obligation of the Banks to make Revolving Loans is terminated pursuant to Section 10.2.

          "Revolving Credit Non-Usage Fee": As provided in Section 3.2.

          "Revolving Loan(s)": The Loans described in Section 2.1(a).

          "Revolving Notes": The promissory notes of the Borrower described in
     Section 2.5(a), substantially in the form of Exhibit A, as such promissory notes may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory notes.

          "Security Agreement": The Borrower Security Agreement and each Borrowing Affiliate Security Agreement.

          "Series A Preferred Stock": The 666,667 authorized shares of the Borrower's Series A Preferred Stock having the rights, preferences, privileges, and restrictions and other matters relating thereto as set forth in the Certificate of Designation of Preferences of Series A Preferred Stock of PEMSTAR INC. dated as of February 12,1998 (the "Original Series A Preferred Stock Designation of Preferences") as amended by that certain Amendment No. 1 to Certificate of Designation of Preferences of Series A Preferred Stock of PEMSTAR INC dated as of June 2, 1999 (the "Series A Preferred Stock Designation Amendment") ("Original Series A Preferred Stock Designation of Preferences as so amended being the "Series A Preferred Stock Designation of Preferences")and of which 569,966 shares have been issued and are outstanding.

          "Series B Preferred Stock": The 1,000,000 authorized shares of the Borrower's Series B Preferred Stock to be issued pursuant to the Securities Purchase Agreement dated as of June 4, 1999 (the "Series B Share Agreement") and having the rights, preferences, privileges, and restrictions and other matters relating thereto as set forth in the Certificate of Designation of Preferences of Series B Preferred Stock of PEMSTAR INC. dated as of June 4 ,1999 (the "Series B Preferred Stock Designation of Preferences") and of which 1,000,000 shares will have been issued and will be outstanding following the consummation of the Transactions.

          "Solvent" shall mean, with respect to any Person on any date of determination, that on such date:

               (a) the fair value of such Person's tangible and intangible assets as a going concern is in excess of the total amount of such Person's liabilities including, without limitation, contingent obligations, provided that, in computing the amount of any contingent obligation at any time in connection with this clause (a), it is intended that such obligation will be computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured obligation as determined in accordance with GAAP; and

               (b) such Person is then able to pay its debts as they mature; and

               (c) such Person has capital sufficient to carry on its business.

          "Subordinated Debt": At any date, the outstanding principal balance of the Indebtedness described on Schedule 1.1(e) attached hereto and incorporated herein by reference that is respectively subordinated to the payment of the Obligations pursuant to the Subordination Agreements (each a "Subordination Agreement" and collectively the Subordination Agreements:) described on said Schedule 1.1(e).

          "Subsidiary": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

          "Tangible Net Worth": At any date, the sum of the common stock, preferred stock, additional paid-in capital, and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower that would be treated as intangibles under GAAP, including without limitation: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, covenants not to compete, training costs and other similar intangibles; (b) all deferred charges or unamortized debt discount and expenses other than deferred income taxes;
     (c) securities which are not readily marketable; (d) any write-up in the book value of any assets resulting from a reevaluation thereof subsequent to the date of the Borrower's annual financial statement described in
     Section 7.5(a); (e) amounts due from officers or Related Parties; and (f) any asset acquired subsequent to the date of this Agreement which the Administrative Bank or the Required Banks, in their sole discretion, determines to be an intangible asset.

          "Total Debt": At any date, the outstanding principal balance of the Loans, the Borrower's and its Subsidiaries' Capitalized Leases, the Subordinated Debt and other interest-bearing Indebtedness (including Trade Accounts Payable which are includable in Indebtedness).

          "Total Usage": At any date, the sum of: (a) the outstanding principal balance of the Revolving Loans; plus (b) the Letter of Credit Obligations.

          "Trade Accounts Payable": The trade accounts payable of the described Person with a maturity of not greater than 90 days after their respective original due dates and that are incurred in the ordinary course of such Person's business and which do not remain unpaid for more than such period of time.

          "Transactions": The following series of transactions as more fully set forth in the Transaction Documents: (a) the Borrower's purchase of the Quadrus Business from the Quadrus Seller pursuant to the Quadrus Purchase Agreement; (b) the Borrower's and PEMSTAR BV's purchase of the Fluke Business from the Fluke Seller pursuant to the Fluke Purchase Agreement;
     (c) the Borrower's amendment of the Series A Preferred Stock Designation of Preferences to remove the Borrower's obligation to redeem the Series A Preferred Stock pursuant to the Series A Preferred Stock Designation Amendment; (d) the Borrower's issuance of the Series B Preferred Stock and receipt of not less than $18,000,000.00 from the issuance thereof; (e) the Borrower's incurrence of the

     Obligations pursuant to this Agreement; and (f) the consummation of the other transactions contemplated by the Transaction Documents.

          "Transaction Documents": The documents listed on Schedule 1.1(f) attached hereto and incorporated herein by reference.

          "Transaction Fees": The fees, costs and expenses described on Schedule 1.1.(g) attached hereto and incorporated herein by reference.

          "U. S. Bank": U. S. Bank National Association, a national banking association.

          "U. S. Bank Main Loan Agreement": The Amended Loan Agreement dated as of August 26, 1996, between the Borrower and U. S. Bank, as amended to date.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied on a consolidated basis for the Borrower and its consolidated Subsidiaries as used in the preparation of the audited financial statements described in Section 7.5(a).

     Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" means "from and including" and the words "to" or "until" each means "to but excluding."

     Section 1.4 Other Definitional Provisions. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

                                   ARTICLE II
                                   ----------

                                TERMS OF LENDING

     Section 2.1 The Loans. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Banks severally agree to make loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower from time to time from the date hereof until the Revolving Credit Termination Date up to an aggregate unpaid principal amount at any time equal to the Revolving Credit Commitment, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided that: (i) the Banks shall not be obligated to make any Revolving Loan if, after giving effect to such Revolving Loan, the

Total Usage would exceed the lesser at such time of: (A) the Borrowing Base; or
(B) the Revolving Credit Commitment; and (ii) no Bank shall be obligated to make any Revolving Loan if, after giving effect to such Revolving Loan, the aggregate unpaid principal amount of all Revolving Loans made by such Bank plus its Letter of Credit Participations would exceed such Bank's Individual Revolving Credit Commitment at such time. Each borrowing under this Section 2.1(a) shall consist of Revolving Loans made on the same day ratably by the Banks in accordance with their Percentages, and each Bank's Revolving Loans made on such day shall be of the same Type and shall have the same Interest Period (if applicable).

     Section 2.2 Loan Units. Except as otherwise provided herein, the Loans shall be comprised of Eurodollar Rate Loan Units and/or Base Rate Loan Units as shall be selected by the Borrower in accordance with Section 2.3 and Section
2.4. Any combination of Types of Loan Units may be outstanding at the same time; provided, however, that the Revolving Loans may not consist of more than five
(5) different Eurodollar Rate Loan Units. Each Eurodollar Rate Loan Unit shall be in a minimum amount of $1,000,000.00 and in an integral multiple of $100,000.00 above such amount. Each Base Rate Loan Unit shall be in an amount of not less than $500,000.00 and an integral multiple of $100,000.00 above such amount.

     Section 2.3 Borrowing Procedures. Any request by the Borrower for Revolving Loans shall be in writing, or by telephone promptly confirmed in writing if so requested by the Administrative Bank, and must be given so as to be received by the Administrative Bank not later than 12:00 noon., Administrative Bank time, on: (i) the date of the requested Revolving Loans, if such Revolving Loans will not include Eurodollar Rate Loan Units; or (ii) on the third Eurodollar Business Day prior to the date of the requested Revolving Loans, if such Revolving Loans will include Eurodollar Rate Loan Units. Each request for Revolving Loans shall specify the borrowing date (which shall be a Business Day and, in the case of any request for Eurodollar Rate Loan Units, a Eurodollar Business Day) and the amount of such Revolving Loans. Each request for Revolving Loans shall be in a minimum amount of $500,000.00 and an integral multiple of $100,000.00 above such amount. Each request for Revolving Loans shall be deemed a representation and warranty by the Borrower that all conditions precedent specified in Section 6.2 to such Revolving Loans are satisfied on the date of such request and on the date the requested Revolving Loans are made. Each written request or confirmation shall be in the form of Exhibit B attached hereto.

     The Administrative Bank shall give prompt telephonic notice to each Bank of the Borrower's request for Loans and the Borrower's interest rate elections for such Loans. By not later than 1:00 p.m. (Administrative Bank time) on the date of such Loans, each Bank shall make available to the Administrative Bank, in immediately available funds, such Bank's Percentage of such Loans. After the Administrative Bank's receipt of such funds, and upon satisfaction of the applicable conditions set forth in Article VI, the Administrative Bank will make the amount of the requested Loans available to the Borrower at the Administrative Bank's principal office in Rochester, Minnesota in immediately available funds on the date requested.

     Unless the Administrative Bank shall have been notified by any Bank in writing prior to the date of a Loan that such Bank does not intend to make available to the Administrative Bank its Percentage of such Loan, the Administrative Bank may assume that each Bank has made such amount available to the Administrative Bank on such date, and the Administrative Bank may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Bank shall not have made available to the Administrative Bank on the date of any Loan such Bank's Percentage of such Loan, such Bank and the Borrower agree to repay the Administrative Bank forthwith on demand such corresponding amount, together with interest thereon, for each day from the date of such Loan amount until the date such amount is repaid to the Administrative Bank, at the Federal Funds Rate, in the case of payment by such Bank, or at the interest rate applicable at the time to the relevant Loan, in the case of payment by the Borrower; provided, however, if such Bank shall repay to the Administrative Bank such corresponding amount, the amount repaid shall constitute such Bank's Loan for purposes of this Agreement.

     Section 2.4 Continuation or Conversion of Loan Units for Loans. The Borrower may elect to: (i) continue any outstanding Eurodollar Rate Loan Unit from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period; or (ii) convert any outstanding Loan Unit into another Type of Loan Unit (on the last day of an Interest Period only, in the instance of a Eurodollar Rate Loan Unit), by giving the Administrative Bank notice in writing, or by telephone promptly confirmed in writing if so requested by the Administrative Bank, given so as to be received by the Administrative Bank not later than 10:00 a.m., Administrative Bank time: (A) on the date of the requested continuation or conversion, if the continuing or converted Loan Unit shall be a Base Rate Loan Unit; or (B) three (3) Eurodollar Business Days prior to the date of the requested continuation or conversion, if the continuing or converted Loan Unit shall be a Eurodollar Rate Loan Unit. Each notice of continuation or conversion of a Loan Unit shall specify: (i) the effective date of continuation or conversion (which shall be a Business Day and, if the resulting Loan Unit is a Eurodollar Rate Loan Unit, a Eurodollar Business Day);
(ii) the amount and the Type or Types of Loan Units following such continuation or conversion; and (iii) for continuation as, or conversion into, Eurodollar Rate Loan Units, the Interest Periods for such Loan Units. Absent timely notice of continuation or conversion, each Eurodollar Rate Loan Unit shall automatically convert into a Base Rate Loan Unit on the last day of an applicable Interest Period, unless paid in full on such last day. No Loan Unit comprising part of the Revolving Loans shall be continued as, or converted into, a Eurodollar Rate Loan Unit if the Interest Period selected for such Loan Unit may not transpire prior to the Maturity of the relevant Revolving Loans or if a Default or Event of Default shall exist. Each written notice of continuation or conversion shall be in the form of Exhibit C attached hereto. The Administrative Bank shall give prompt written notice to each Bank of any notice received by the Administrative Bank from the Borrower pursuant to this Section 2.4.

     Section 2.5 The Notes and Maturities. The Revolving Loans made by a Bank shall be evidenced by a Revolving Note, in the amount of such Bank's Individual Revolving Credit Commitment. The Revolving Loans and the Revolving Notes shall mature and be payable at

Maturity of the Revolving Loans. Each Bank shall enter in its records the amount of its Revolving Loan, the rate of interest borne on such Revolving Loans by each Loan Unit, and the payments of the Revolving Loans received by such Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     Section 2.6 Funding Losses. Upon demand, the Borrower will indemnify and hold each Bank free and harmless from and against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan Unit) as a consequence of:
(i) any failure of the Borrower to make any payment when due of any amount due hereunder with respect to the principal of any Loan or under any Note; or (ii) any failure of the Borrower to borrow, continue or convert a Loan Unit on a date specified therefor in a notice thereof; or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Rate Loan Unit on a date other than the last day of the Interest Period for such Loan Unit. Determinations by a Bank for purposes of this Section 2.6 of the amount required to compensate such Bank shall be conclusive in the absence of manifest error, subject, however, to rebuttal by the Borrower.

     Section 2.7 Letters of Credit.

          (a) Letter of Credit Commitment. Subject to the terms and conditions hereinafter set forth, U. S. Bank agrees to issue stand-by letters of credit (the "Letters of Credit;" and which term shall include the Existing Letters of Credit) from time to time on terms reasonably acceptable to U.
     S. Bank on any Business Day during the period from the date hereof and ending on the Letter of Credit Termination Date; provided, however, that U.
     S. Bank shall not be required to issue any Letter of Credit if, after giving effect to such issuance: (i) the Letter of Credit Obligations would exceed the Letter of Credit Commitment; or (ii) the Total Usage would exceed the lesser at such time of: (A) the Revolving Credit Commitment; or
     (B) the Borrowing Base.

          (b) Termination. The obligation of U. S. Bank to issue any Letter of Credit shall terminate on the Letter of Credit Commitment Termination Date.

          (c) Manner of Issuance of Letters of Credit. On the date of this Agreement, the Existing Letters of Credit shall be deemed to have been issued by U. S. Bank pursuant to this Agreement for the account of the Borrower. Each subsequent Letter of Credit shall be issued for the account of the Borrower within three (3) Business Days after receipt of notice from the Borrower to U. S. Bank specifying the date of the requested issuance, the face amount of the requested Letter of Credit, and the expiry date of the requested Letter of Credit; provided that such notice and the required accompanying documentation is received before 12:00 noon (Administrative Bank time); any notice received after 12:00 noon (Administrative Bank time) on any Business Day shall be deemed to have been received on the immediately following Business Day. In no event shall any Letter of

     Credit have an expiry date later than: (i) the earlier of twelve (12) months after the date of issue ; or (ii) the Revolving Credit Termination Date. Each request for a Letter of Credit shall be accompanied by an appropriately completed and duly executed application for a Letter of Credit in form acceptable to U. S. Bank (a "Letter of Credit Application").

          (d) Reimbursement on Demand. The Borrower agrees to pay to U. S. Bank on demand at U. S. Bank's address shown on the signature page hereof: (i) the amount of each draft or other request for payment drawn under any Letter of Credit (whether drawn before, on or after its stated expiry date), and (ii) interest on all amounts referred to in clause (i) above from the date of such draw until payment in full at a fluctuating rate per annum at all times equal to the Default Rate; provided, however, that so long as the conditions precedent set forth in Section 2.1 and Article VI are satisfied as of the date of any draw under the Letter of Credit, the Banks will make Revolving Loans in accordance with Section 2.3 (a) to pay any draw under a Letter of Credit.

          (e) Letter of Credit Fees.

               (i) The Borrower agrees to pay to the Administrative Bank for the account of each Bank ratably in accordance with its Percentage a commission (the "Letter of Credit Commission") upon the undrawn face amount of the Letters of Credit outstanding from time to time. The Letter of Credit Commission shall be computed at a rate equal to the Applicable Margin for Eurodollar Rate Loan Units on the date of which such Letter of Commission is payable under the immediately following sentence. The Letter of Credit Commission with respect to each Letter of Credit is payable in advance: (x) on the date of issuance of such Letter of Credit for the initial period from the date of issuance through, to and including, the day preceding the immediately following Quarterly Payment Date; and (y) on each Quarterly Payment Date following such issuance date for the following quarter (or, any lesser period if the relevant Letter of Credit is scheduled to expire prior to the end of such quarter). U.S. Bank shall promptly pay over to each Bank its Percentage of each Letter of Credit Commission received by U.S. Bank.

               (ii) The Borrower agrees to pay to U.S. Bank, solely for U.S. Bank's account, all reasonable and and customary charges, fees and expenses which U. S. Bank may assess in connection with the issuance, extension, amendment or payment of any Letter of Credit in accordance with the schedule therefor then in effect, and any and all reasonable out-of-pocket expenses which U. S. Bank may pay or incur in connection therewith.

          (f) Obligations Absolute. The Obligations of the Borrower under this
     Section 2.7 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:
     (i) any lack of validity or enforceability of any Letter of

     Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents"); (ii) any amendment or waiver of, or any consent to departure from, all or any of the Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), U. S. Bank or any other Person, whether in connection with any Related Document, the transactions contemplated therein, or any unrelated transaction, except as set forth in clause (v) below; (iv) any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except as set forth in clause (v) below; (v) payment by U. S. Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except in the case of payment resulting from the gross negligence or willful misconduct of U. S. Bank; (vi) the occurrence of any Default or Event of Default; or (vii) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          (g) Letter of Credit Participations.

               (i) Concurrently with the issuance of each Letter of Credit pursuant to this Agreement (including, without limitation, the deemed issuance of the Existing Letters of Credit pursuant to the first sentence of Section 2.7(c)), U. S. Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from U.
          S. Bank, without recourse or warranty, an undivided Letter of Credit Participation in each Letter of Credit and the Letter of Credit Obligations with respect thereto and any security therefor. U. S. Bank shall retain its individual Letter of Credit Participation in each Letter of Credit and the Letter of Credit Obligations with respect thereto and any security therefor. U. S. Bank shall promptly give each other Bank notice of the issuance of each Letter of Credit and the amount of such Bank's Letter of Credit Participation therein.

               (ii) U. S. Bank shall promptly notify the Borrower and each Bank of each demand for payment under a Letter of Credit and of the date on which such payment is to be made and the amount of such Bank's Revolving Loan to be made pursuant to Sections 2.3(a) and 2.7(d), if any. By not later than 1:00 p.m. (Administrative Bank time), on each date on which payment is to be made to U. S. Bank, each Bank shall pay to U. S. Bank in immediately available funds, such Bank's Percentage of such demand for payment which the Borrower has not paid to U. S. Bank, by Revolving Loans or otherwise. Each Bank's obligation to make such amounts available to U. S. Bank shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances except where the Borrower is not liable to U. S. Bank for payment of a draw on a Letter of Credit under Section 2.7(f)(v). If and to the extent any Bank shall not have made such amount available to U. S. Bank on any such date, such Bank agrees, upon demand, to pay interest on such amount to U. S. Bank for the account of U. S. Bank for each day from and including the date on which such payment was to be made to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, based upon a year of 360 days. Any Bank's failure to make available to U. S. Bank its Percentage of any demand for payment under a Letter of Credit shall not relieve any other Bank of its obligation to make available to U.
          S. Bank its Percentage of such demand for payment on the date such payment is to be made, but no Bank shall be responsible for the failure of any other Bank to make available to U. S. Bank such other Bank's Percentage of any such payment.

               (iii) Whenever, at any time after U. S. Bank has made a payment under any Letter of Credit and has received from another Bank such other Bank's Percentage of the unreimbursed portion of such payment,
          U. S. Bank receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, U. S. Bank will promptly distribute to such other Bank its pro rata share thereof in like funds as received in accordance with Section 4.4; provided, however, that in the event that U. S. Bank is required to return such reimbursement or such payment of interest (as the case may be), such other Bank will return to U. S. Bank any portion thereof previously distributed to it by U. S. Bank in like funds as such reimbursement or payment is required to be returned by U. S. Bank.

          (h) Indemnification by Banks. The Banks severally agree to indemnify
     U. S. Bank acting in its capacity as issuer of the Letters of Credit, and each officer, director, employee, agent and affiliate of U. S. Bank (herein collectively called "LC Issuer Parties" and individually called a "LC Issuer Party"), ratably according to their respective Percentages, to the extent not reimbursed by the Borrower, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Letter of Credit Obligations) be imposed on, incurred by or asserted against U. S. Bank in any way relating to or arising out of the issuance of or payment or failure to pay under the Letter of Credit or the use of proceeds of any payment made under the Letter of Credit; provided, however, that no Bank shall be liable for the payment to U. S. Bank of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from
     U. S. Bank's gross negligence or willful misconduct. All obligations provided for in this subsection (h) shall survive the termination of this Agreement.

          (i) Conflicts. The rights of U. S. Bank against the Borrower hereunder shall be in addition to all rights under (and shall control over any conflict under) any Letter of Credit Application.


                                   ARTICLE III
                                   -----------

                               INTEREST AND FEES

     Section 3.1 Interest. Subject to the provisions of Section 3.1(b), the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date of such Revolving Loan until the Maturity thereof:

          (a) With respect to each Base Rate Loan Unit comprising a portion of such Revolving Loan, at a fluctuating rate per annum equal at all times to the sum of the Base Rate plus the Applicable Margin; and

          (b) With respect to each Eurodollar Rate Loan Unit comprising a portion of such Revolving Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Adjusted Eurodollar Rate in effect for such Interest Period plus the Applicable Margin.

          (c) Notwithstanding the provisions of Section 3.1(a) or (b), at all times after the occurrence and during the continuance of any Event of Default, the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date on which the Administrative Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the rate equal to the sum of (i) the Base Rate; plus (ii) the Applicable Margin; plus (iii) two percent (2.0%) per annum.

          (d) Until Maturity of a Loan: (i) interest accrued through the end of a month on each Base Rate Loan Unit shall be payable on the Monthly Payment Date coinciding with the end of such month, commencing on the first such Monthly Payment Date following the Closing Date; and (B) interest accrued during the applicable Interest Period on each Eurodollar Rate Loan Unit shall be payable on the last day of such applicable Interest Period; provided, however, that in the case of any Interest Period of longer than three (3) months, interest shall also be payable at each Quarterly Payment Date comprising part of such Interest Period. Interest on each Loan shall also be payable at its Maturity. Interest accrued after Maturity shall be payable on demand.

          (e) No provision of this Agreement or any Note shall require the payment of interest in excess of the rate permitted by applicable law.

     Section 3.2 Non-usage Fees. The Borrower shall pay to the Administrative Bank a fee (the "Revolving Credit Non-Usage Fee") determined by applying a rate separately agreed upon by the Borrower and the Administrative Bank to the average daily excess of the Revolving Credit Commitment over the sum of the outstanding principal amount of the Revolving Loans plus the Letter of Credit Obligations. The Revolving Credit Non-Usage Fee shall be payable to the Administrative Bank in arrears on each Quarterly Payment Date, commencing with the first such date following the Closing Date, and on the Revolving Credit Termination Date. The manner in which the Revolving Credit Non-Usage Fee shall be allocated among the Banks shall be separately agreed upon among the Administrative Bank and the Banks.

     Section 3.3 Origination Fee. Upon the execution of this Agreement, the Borrower shall pay to the Administrative Bank a non-refundable origination fee (the "Origination Fee") in the amount separately agreed upon by the Borrower and the Administrative Bank. No termination or reduction of any Loan or the Revolving Credit Commitment and no failure of the Borrower to satisfy the conditions set forth in Article VI shall entitle the Borrower to a refund of any portion of the Origination Fee. The manner in which the Origination Fee shall be allocated among the Banks shall be separately agreed upon among the Administrative Bank and the Banks.

     Section 3.4 Collateral Audit Fees. The Borrower shall pay to the Administrative Bank for the period commencing on the date of this Agreement and continuing through the date of payment of all Obligations after the termination of the Commitment, a Collateral audit fee (the "Collateral Audit Fee") compensating the Administrative Bank for its Collateral audits, such Collateral Audit Fee shall be computed at the Administrative Bank's then current rate for such services; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be obligated to pay for more than two (2) Collateral audits during any Loan Year. Such Collateral Audit Fee shall be payable to the Administrative Bank, solely for the account of the Administrative Bank, immediately upon Borrower's receipt of an invoice therefor.

     Section 3.5 Administrative Fees. Intentionally Deleted.

     Section 3.6 Computation. Interest, the Revolving Credit Non-Usage Fee and the Letter of Credit Commission shall be computed on the basis of actual days elapsed and a year of 360 days.


                                   ARTICLE IV
                                   ----------

    PAYMENTS, PREPAYMENTS, REDUCTION ORTERMINATION OF THE CREDIT AND SETOFF

     Section 4.1 Repayment. Principal of the Loans shall be due and payable in accordance with the provisions of Section 2.5 hereof and this Article IV.

     Section 4.2 Voluntary and Mandatory Prepayments.

          (a) Optional Prepayments. The Borrower, by giving written or telephonic notice to the Administrative Bank by no later than 2:00 p.m. (Administrative Bank time) on the Business Day of a prepayment, may prepay the Loans, in whole or in part, at any time, without premium or penalty; provided, however, that: (i) any prepayment shall be subject to the provisions of Section 2.6; and (ii) each partial prepayment shall be in an amount of $500,000.00 and an integral multiple $100,000.00 above such amount. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid and any amount payable pursuant to Section
     2.6. The Administrative Bank shall give prompt notice to each Bank of any notice received by the Administrative Bank pursuant to this Section 4.2(a).

          (b) Mandatory Prepayment of Revolving Loans. The Borrower shall prepay the Revolving Loans as follows:

               (i) If, at any time, the Total Usage exceeds the lesser at such time of: (A) the Borrowing Base; or (B) the Revolving Credit Commitment, then the Borrower shall immediately prepay the Revolving Loans and cash collateralize the Letter of Credit Obligations by the amount of such excess together with interest on the amount prepaid. Any prepayment required by this subsection (i) shall be applied first to prepay the Revolving Loans, and the remainder of such prepayment, if any, shall be deposited in an interest-bearing account maintained at U. S. Bank for application to the Borrower's reimbursement obligations under Section 2.7(d) as payments are made on the Letters of Credit, with the balance, if any, to be applied to the other Obligations.

               (ii) If, at any time, the Administrative Bank notifies the Borrower that the sum of the aggregate unpaid principal amount of the Revolving Loans made by any Bank plus its Letter of Credit Participations exceeds such Bank's Individual Revolving Credit Commitment by providing the Borrower with a written certificate from such Bank calculating the amount of such excess, then the Borrower shall immediately prepay the amount of such excess together with interest on the amount prepaid to the Administrative Bank for distribution to such Bank for application to the Revolving Loans owed to such Bank.

               (iii) Contemporaneously with the Borrower's receipt of any Net Proceeds, the Borrower shall prepay the Revolving Loans and the amount of the Revolving Credit Commitment shall be reduced by an amount equal to such Net Proceeds except that no such prepayment shall be required during any fiscal year until after the aggregate amount of Net Proceeds received by the Borrower during such fiscal year is greater than $1,000,000.00 and the Borrower may retain aggregate Net Proceeds up to such amount.

               (c) Application of Prepayments . The Banks shall apply prepayments first to Base Rate Loan Units, then to Eurodollar Rate Loan Units having an Interest Period ending on such day of prepayment and then to other Eurodollar Rate Loan Units.

     Section 4.3 Reduction or Termination of Revolving Credit Commitment or Letter of Credit Commitment.

          (a) Voluntary. The Borrower may, at any time, upon no less than three
     (3) Business Days' prior written notice received by the Administrative Bank, permanently reduce the Revolving Credit Commitment, with any such reduction in a minimum amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess of that amount; provided, however, the Borrower may not reduce the Revolving Credit Commitment below the sum of the aggregate unpaid principal amount of the Revolving Loans plus the Letter of Credit Obligations. The Borrower may, at any time when no Revolving Loans or Letter of Credit Obligations are outstanding, upon not less than three (3) Business Days' prior written notice to the Administrative Bank, terminate both the Revolving Credit Commitment and Letter of Credit Commitment in their entireties or may, when no Letter of Credit Obligations are outstanding, terminate the Letter of Credit Commitment. Upon termination of both of the Revolving Credit Commitment and the Letter of Credit Commitment pursuant to this Section, the Borrower shall pay to the Administrative Bank all accrued and unpaid interest on the Revolving Loans, all unpaid Revolving Credit Non-Usage Fee accrued to the date of such termination and all other unpaid Obligations of the Borrower to the Administrative Bank or any Bank hereunder with respect to the Revolving Loans, the Revolving Credit Commitment, the Letters of Credit and the Letter of Credit Commitment including, without limitation, any amount required to be paid under Section 10.3. Upon termination of the Letter of Credit Commitment (without a corresponding termination of the Revolving Credit Commitment) pursuant to this Section, the Borrower shall pay to the Administrative Bank all unpaid Obligations of the Borrower to U. S. Bank hereunder with respect to the Letters of Credit and the Letter of Credit Commitment including, without limitation, any amount required to be paid under Section 10.3.

          (b) Mandatory. The Revolving Credit Commitment shall be reduced by the amount of any prepayment required to be made on the Revolving Loans pursuant to Section 4.2(b)(iii).

          (c) Application. Each reduction in the Revolving Credit Commitment or Letter of Credit Commitment shall reduce the Banks' Individual Revolving Credit Commitments or Individual Letter of Credit Commitments, as the case may be, pro rata in accordance with their respective Percentages.

     Section 4.4 Payments. Except to the extent that this Agreement specifically requires that payments be made directly to an individual Bank, all payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other Obligations under the Loan Documents payable to the Administrative Bank or the Banks shall be made without deduction, set-off, or counterclaim and net of any withholding taxes, in immediately available funds, not later than 2:00 p.m., Administrative Bank time, on the dates due to the Administrative Bank at the office specified by it from time to time for the ratable benefit of the Banks in accordance with their Percentages, except as otherwise specifically provided in this Agreement. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. The Borrower authorizes each Bank to charge any of the Borrower's accounts maintained at such Bank for the amount of any payment or prepayment on the Notes or other amount owing pursuant to any of the other Loan Documents. The Borrower hereby authorizes the Banks, at the discretion of the Required Banks, to make a Revolving Loan in order to pay, on behalf of the Borrower, any amount due on any Note or pursuant to any of the other Loan Documents without further action on the part of the Borrower and regardless of whether the Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Revolving Loan. The Administrative Bank will use its best efforts to inform the Borrower immediately prior to or promptly after any such charge to the Borrower's account or Revolving Loan is made. The Administrative Bank (or its designee) shall promptly distribute to each Bank its respective Percentage of all payments of principal of or interest on the Loans or other payments due under this Agreement or any other Loan Document received by it for the account of such Bank; provided, however that:
(a) the Administrative Bank may set off against any amount distributable to any Bank the amount, if any, which such Bank is obligated to pay to the Administrative Bank under this Agreement or any other Loan Document; and (b) if the Administrative Bank reasonably determines that any amount received by it under this Agreement or any other Loan Document must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Bank will not be required to distribute any portion thereof to any Bank and each Bank will repay to the Administrative Bank, on demand, any portion of such amount that the Administrative Bank has distributed to such Bank, together with interest at such rate, if any, as the Administrative Bank is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind. All amounts received by each Bank (whether as a result of payment transmitted by the Borrower or otherwise) on account of payment of interest on or principal of the Notes, or other payments due under this Agreement or any other Loan Document, as the case may be, shall be so applied by it to such payment.

     Section 4.5 Pro Rata Sharing. If any Bank or any holder of any Note shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) upon any Loan or other Obligation which is to be shared pro rata under this Agreement in excess of its Percentage of such payment then or thereafter obtained by all other Banks or other holders of Notes upon such Obligations, such Bank or other holder shall purchase from the other Banks or the other holders of Notes such participations in the relevant Obligation as shall be necessary for such purchasing Bank or holder to share the excess payment ratably with the other Banks or holders according to each Bank's or other holder's Percentage; provided, however, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank or holder so purchasing a participation from another Bank or holder pursuant to this Section 4.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank or holder were the direct creditor of the Borrower in the amount of such participation.

     Section 4.6 Set-Off; etc. In addition to the remedies set forth in Section
10.2 and Section 10.3, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of the Notes may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of the Notes against the Obligations. The Borrower hereby grants to each Bank and each other Note holder a security interest in all such balances, credits, deposits, accounts or monies.


                                    ARTICLE V
                                    ---------

                  ADDITIONAL PROVISIONS RELATING TO THE LOANS

     Section 5.1 Increased Costs. If, as a result of any Regulatory Change:

          (a) any tax, duty or other charge with respect to any Loan, the Notes, the Letters of Credit, the Letter of Credit Participations or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank) is changed;

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable;

          (c) any increase in the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank is imposed, modified or deemed applicable;

          (d) any other condition affecting this Agreement or the Commitment is imposed on such Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans, the Letters of Credit, the Letter of Credit Participations or the Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes is reduced; then, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) on an after-tax basis for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Percentage). The Bank claiming compensation under this Section will promptly notify the Borrower and the Administrative Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this paragraph, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining any compensation under this Section, the claiming Bank may use any reasonable averaging and attribution methods. Failure on the part of a Bank to demand compensation under this Section for any period shall not constitute a waiver of such Bank's rights to demand compensation for any subsequent period.


     Section 5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If any Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

          (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Rate Loan Unit are not available to such Bank in the relevant market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;

          (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of making or funding the Eurodollar Rate Loan Units for its relevant Interest Period; or

          (c) the making or funding of any Eurodollar Rate Loan Unit has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such Loan Unit or such Bank's Commitment to make such Loan Unit or the relevant market;

such Bank shall promptly give notice of such determination to the Borrower and the Administrative Bank, and (A) all Loans thereafter made by such Bank shall accrue interest at the Base Rate during the period on and after the date of such Bank's notice through the date on which such Bank determines that the circumstances giving rise to such Bank's determination under subsection (a), (b) or (c) no longer exists; (B) (1) any notice of a new Eurodollar Rate Loan Unit previously given by the Borrower and not yet borrowed or converted shall be deemed, as to such Bank, to be a notice to make a Base Rate Loan Unit and (2) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Rate Loan Units without premium or penalty other than any amount required by Section 2.6 on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Rate Loan Unit to a Base Rate Loan Unit or, in either case, on such earlier date as may be required by applicable law. Any prepayment of any Eurodollar Rate Loan Unit prior to the end of its Interest Period shall be accompanied by any payment required by Section 2.6.

     Section 5.3 Changes in Law Rendering Eurodollar Rate Loan Units Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein, or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Rate Loan Unit, the obligation of such Bank to provide such Loan Unit shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for any Bank to continue any Eurodollar Rate Loan Unit previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Borrower and the Administrative Bank thereof in writing,and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Loan Unit to a Base Rate Loan Unit or repay such Loan Unit in full, together with accrued interest thereon and any payment required pursuant to Section 2.6.

     Section 5.4 Withholding Taxes. Upon the written request of the Borrower, each Bank (or transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or transferee) establishing that such payment is (a) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or transferee) of a trade or business in the United States or (b) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Bank have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United

States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Bank shall withhold taxes from such payments at the applicable statutory rate. The Borrower shall not be required to pay any additional amounts to any Bank (or transferee) in respect of United States Federal withholding tax pursuant to Section 5.1 above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or transferee) to comply with the provisions of this Section; provided, however, that the Borrower shall be required to pay those amounts to any Bank (or transferee) it was required to pay hereunder prior to the failure of such Bank (or transferee) to comply with the provisions of this Section. Any Bank (or transferee) claiming any additional amounts payable pursuant to this Section 5.4 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Bank (or transferee).

     Section 5.5 Discretion of the Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Rate Loan Unit during the Interest Period for such Loan Unit through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate (whether or not the Banks shall have granted any participation in such Loan Units).

     Section 5.6 Funding Through the Sale of Participation. Subject only to the provisions of Section 12.5, the Borrower acknowledges that each Bank may fund all or any part of the Loans by sales of participation to various participants and agrees that each Bank may, in invoking its rights under this Article V or under Section 2.6, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Article V or under Section 2.6 if such participant were the Bank under this Agreement except that no participant's claims for payment of costs and other amounts under this Article V or Section 2.6 shall exceed the amount which such Bank would have received had such Bank not sold a participation to such participant.

     Section 5.7 Funding Through Branch or Affiliate. At each Bank's sole option, it may fulfill its commitment to make Eurodollar Rate Loan Units by causing a foreign branch or an affiliate to make or continue such Eurodollar Rate Loan Units; provided, that in such instance such Eurodollar Rate Loan Unit shall be deemed for purposes of this Agreement to have been made by the Bank and the obligation of the Borrower to repay such Eurodollar Rate Loan Units shall be to such Bank and shall be deemed held by such Bank for the account of such branch or affiliate.

                                   ARTICLE VI
                                   ----------

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions of Initial Loans, etc. The obligation of the Banks to make the initial Revolving Loans or of U. S. Bank to issue the initial Letter of Credit shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Administrative Bank shall have received all of the following, in form and substance satisfactory to the Banks, each duly executed and certified or dated the date of the initial Loans or Letter of Credit or such other date as is satisfactory to the Banks:

          (a) The Notes appropriately completed and duly executed by the Borrower;

          (b) The other Loan Documents appropriately completed and duly executed by each Loan Party which is a party thereto;

          (c) UCC-1 Financing Statements in a form acceptable to the Banks appropriately completed and duly executed by the Borrower and each Borrowing Affiliate;

          (d) Recent UCC searches from the filing offices in all states required by the Banks which reflect that no Person holds a Lien in any of the Borrower's or any of its Subsidiaries' assets other than Permitted Liens;

          (e) A certificate of the secretary or any assistant secretary of each Loan Party having attached (a) a copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary of such Loan Party; (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such Loan Party authorized to execute the Loan Documents to which such Loan Party is a party; and (iii) a copy of the bylaws of such Loan Party with all amendments thereto;

          (f) A copy of the articles or certificate of incorporation of each Loan Party with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Administrative Bank and the Banks;

          (g) Certificates of good standing for each Loan Party in the jurisdiction of its incorporation and such other states as, in accordance with the standards set forth in Section 7.1, such Loan Party is required to qualify to do business, certified by the appropriate governmental officials as of a date acceptable to the Administrative Bank and the Banks;

          (h) An opinion of counsel to the Loan Parties, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

          (i) An officer's certificate in a form provided by the Administrative Bank executed by the chief financial officer or treasurer of the Borrower;

          (j) Evidence of insurance for all insurance required by the Loan Documents;

          (k) A Borrowing Base Certificate for the Loan Parties as of a date satisfactory to the Administrative Bank and the Banks appropriately completed and duly executed by the Borrower;

          (l) A letter signed by the Borrower instructing the Banks as to payment of the proceeds of the initial Revolving Loans;

          (m) Evidence of payment of the Origination Fee;

          (n) Evidence satisfactory to the Administrative Bank and the Banks that: (i) the Series A Preferred Stock Designation Amendment has become effective in accordance with its terms; (ii) the Borrower has received equity contributions from the issuance of the Series B Preferred Stock of not less than $18,000,000.00 in immediately available funds pursuant to the Series B Share Agreement; and (iii) the Borrower has assumed the "Assumed Leases"described in Section 1.2(c) of the Quadrus Purchase Agreement and
     Schedule 1.2(c) thereto;

          (o) A copy of the Transaction Documents, each in form and substance satisfactory to the Administrative Bank and the Banks and certified as a true and correct copy by the Secretary of the Borrower;

          (p) Evidence satisfactory to the Administrative Bank and the Banks that: (i) all conditions precedent to the consummation of any of the Transactions have been satisfied or waived; (ii) all necessary regulatory approvals to the consummation of the Transactions have been obtained; (iii) no litigation exists relating to the Transactions; and (iv) contemporaneously with the Borrower's receipt of the proceeds of the initial Revolving Loans, the Transactions will be consummated in full in accordance with the terms of the Transaction Documents;

          (q) A pro forma balance sheet for the Borrower prepared by the Borrower based on the Borrower's internally prepared balance sheet satisfactory to the Administrative Bank and the Banks, taking into account the consummation of the Transactions and the receipt of the proceeds of the Loans and the Series B Preferred Stock, describing all significant assumptions employed in connection therewith and certifying that all accounting entries necessary to account for the Transactions are reflected therein;

          (r) Projections of the Borrower's financial performance on an annual basis for each fiscal year through the Borrower's 2002 fiscal year prepared by management of the Borrower in form and substance satisfactory to the Administrative Bank and the Banks including, without limitation, a statement by the Borrower's chief financial officer or treasurer stating the assumptions upon which the Borrower relied in preparing said projections and that such projections were prepared in good faith and represent, on the date of this Agreement, the good faith opinion of the Borrower's management as to the most probable course of business of the Borrower on the basis of the assumptions which are set forth therein;

          (s) Evidence that all consideration payable by the Borrower in connection with the Transactions to the Quadrus Seller, as the case may be, and other costs of consummating the Transactions does not exceed the amount set forth on Schedule 1.1(g) attached hereto; and

          (t) Such other approvals, opinions or documents as the Administrative Bank or any Bank may reasonably request.

     Section 6.2 Conditions Precedent to all Loans, etc. The obligation of the Banks to make any Loan hereunder (including the initial Revolving Loans) or of
U. S. Bank to issue any Letter of Credit shall be subject to the satisfaction of the following conditions precedent:

          (a) Before and after giving effect to such Loan or Letter of Credit, the representations and warranties contained in Article VII shall be true and correct, as though made on the date of such Loan or Letter of Credit, except that, after the delivery of any financial statements to the Banks in accordance with Section 8.1(a) or (c), the representations and warranties set forth in Section 7.5 shall be deemed a reference to the audited or unaudited financial statements then most recently delivered to the Banks;

          (b) Before and after giving effect to such Loan or Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

          (c) The Administrative Bank shall have received the Borrower's request for such Loan as required by Section 2.3 or the Letter of Credit Application for such Letter of Credit as required by Section 2.7.

                                   ARTICLE VII
                                   -----------

                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Borrower represents and warrants to the Administrative Bank and the Banks:

     Section 7.1 Organization, Standing, etc. The Borrower and each of its Restricted Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the state of their respective organization and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to enter into the Loan Documents and the Transaction Documents to which they are a party and to perform their obligations under the Loan Documents and the Transaction Documents. Each of the Borrower and each of its Restricted Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.


     Section 7.2 Authorization and Validity. The execution, delivery and performance by each Loan Party of the Loan Documents and the Transaction Documents to which such Loan Party is a party have been duly authorized by all necessary corporate action by such Loan Party. The Loan Documents and the Transaction Documents constitute the legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.


     Section 7.3 No Conflict, No Default. The execution, delivery and performance by each Loan Party of the Loan Documents and the Transaction Documents to which such Loan Party is a party will not: (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Loan Party; (b) violate or contravene any provisions of the articles (or certificate) of incorporation or bylaws of such Loan Party (in the case of each Loan Party which is a corporation); or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of such Loan Party except for Liens created by the Loan Documents. No Loan Party is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

     Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Loan Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents or the Transactions Documents to which such Loan Party is a party.


     Section 7.5 Financial Statements and Condition.

          (a) Financial Statements. The Borrower's audited consolidated financial statements as at March 31, 1998, and its unaudited financial statements as at March 31, 1999 as heretofore furnished to the Administrative Bank and the Banks, have been prepared in accordance with GAAP on a consistent basis (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material) which in the aggregate are not material year-end adjustments which in the aggregate are not expected to be materially adverse and the omission of footnotes) and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the results of their consolidated operations and changes in financial position for the respective periods then ended. Since March 31, 1998, no Adverse Event has occurred.

          (b) Pro Forma Balance Sheet. The pro forma unaudited balance sheet of the Borrower delivered to the Administrative Bank and the Banks pursuant to
     Section 6.1(q) has been prepared on a basis in conformity with GAAP (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material and for reallocations of values with respect to categories of assets acquired in connection with, and adjustment for actual fees, expenses and transaction costs incurred in connection with, the Transactions) and presents fairly the financial condition of the Borrower, assuming consummation of the Transactions.

          (c) Projections. The projections provided to the Administrative Bank and the Banks pursuant to Section 6.1(r) have been prepared on the basis of the assumptions which are set forth therein. Such projections have been prepared in good faith and represent, on the date of this Agreement, the good faith opinion of the Borrower's management as to the most probable course of business of the Borrower on the basis of the assumptions which are set forth therein.

     Section 7.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiary or any of their respective properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Restricted Subsidiary, would constitute an Adverse Event.

     Section 7.7 Contingent Liabilities. Neither the Borrower nor any of its Restricted Subsidiary has any contingent liabilities which are material to such Person.

     Section 7.8 Compliance. The Borrower and each of its Restricted Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to such Person.

     Section 7.9 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any of its Restricted Subsidiaries of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on such Person or which would require a material expenditure by such Person to cure. Neither the Borrower nor any Restricted Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

     Section 7.10 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 7.11 Regulation U. Neither the Borrower nor any of its Restricted Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of the Governors of the Federal Reserve System.

     Section 7.12 Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statements of the Borrower referred to in
Section 7.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of the properties, revenues or assets of the Borrower pr any Restricted Subsidiary is subject to a Lien, except for: (a) Liens listed on

Schedule 7.12 attached hereto and incorporated herein by reference; or (b) Liens allowed under Section 9.11.

     Section 7.13 Indebtedness. Except for Indebtedness permitted by Section 9.10, neither the Borrower nor any of its Restricted Subsidiaries has any Indebtedness.

     Section 7.14 Guaranty of Suretyship.Except for Contingent Obligations permitted by Section 9.12, neither the Borrower nor any of its Restricted Subsidiaries is a party to any contract of guaranty or suretyship and none of its assets is subject to such a contract.

     Section 7.15 Taxes. The Borrower and each of its Restricted Subsidiaries have filed all federal, state and local tax returns required to be filed and have paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against any such Person or any of its property and all other taxes, fees and other charges imposed on any such Person or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower and each of its Restricted Subsidiaries in respect of taxes and other governmental charges are adequate.

     Section 7.16 Trademarks, Patents. The Borrower and each of the Restricted Subsidiaries possess or have the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of their respective businesses, without known conflict with the rights of others. Schedule 7.16 attached hereto and incorporated herein by reference is a complete list of all such property.

     Section 7.17 Investment Company Act. The Borrower is not an "investment company" and is not "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.18 Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.19 Subsidiaries. Schedule 7.19 attached hereto and incorporated herein by reference sets forth as of the date of this Agreement a list of all of the Borrower's Subsidiaries, after giving effect to the consummation of the Transactions.

     Section 7.20 Partnerships and Joint Ventures. Schedule 7.20 attached hereto and incorporated herein by reference sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower is a partner (limited or general) or joint venturer, after giving effect to the consummation of the Transactions.

     Section 7.21 Use of Proceeds. The initial Revolving Loan will be used to repay existing Indebtedness of the Borrower including, without limitation, a portion of the Borrower's outstanding indebtedness to U. S. Bank and to partially finance the consummation of the Transactions.

     Section 7.22 Solvency. Each Loan Party is Solvent after giving effect to the making of the Loans in the full amount available hereunder, the incurrence of the Indebtedness pursuant to the Loan Documents, the granting of Liens pursuant to the Loan Documents and the consummation of the Transactions.

     Section 7.23 Insurance. Schedule 7.23 attached hereto and incorporated herein by reference sets forth a summary of the property and casualty insurance program carried by the Borrower or any of its Restricted Subsidiaries on the date hereof, including any self-insurance or risk assumption agreed to by any such Person or imposed upon any such Person by any such insurer.

     Section 7.24 Contracts; Labor Matters. (a) Neither the Borrower nor any of its Restricted Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order, the performance of which constitutes an Adverse Event; and (b) on the date of this Agreement and after giving effect to the consummation of the Transactions: (i) neither the Borrower nor any of its Restricted Subsidiaries is a party to any labor dispute; and (ii) there are no strikes or walkouts relating to any labor contracts to which any such Person is subject.

     Section 7.25 Accuracy of Information. All factual information heretofore or herewith furnished by the Borrower to the Administrative Bank or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by the Borrower to the Administrative Bank or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

     Section 7.26 Capital Stock. As of the Closing Date, the stock ownership of the Borrower is set forth on Schedule 7.26 attached hereto and incorporated herein by reference. All of the issued and outstanding shares of capital stock of the Borrower is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in said Schedule 7.26, the Borrower has not granted or issued, and has not agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, the Borrower's capital stock.

     Section 7.27 Representations and Warranties under Transaction Documents. All representations and warranties made by the Borrower in any of the Transaction Documents or in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties of the Borrower are hereby confirmed to the Bank and made representations and warranties of the Borrower hereunder as fully as if set forth herein. The Borrower has no knowledge that any of the representations and warranties made in the Transaction Documents by or on behalf of any party thereto other than the Borrower are untrue or incorrect.

     Section 7.28 Year 2000. The Borrower has reviewed and assessed its and each of its Restricted Subsidiaries' respective business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower or such Restricted Subsidiary, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1,
2000). The Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the Borrower's or any of its Restricted Subsidiaries' business condition (financial or otherwise), operations, properties or prospects or ability to repay the Banks. The Borrower agrees that this representation will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Loan under this Agreement or any Note or delivers any information to the Bank. The Borrower will promptly deliver to the Administrative Bank and the Banks such information relating to this representation as the Administrative Bank or the Required Banks request from time to time.

     Section 7.29 Survival of Representations . All representations and warranties contained in this Article VII shall survive the delivery of the Notes and the making of the Loans evidenced thereby, and any investigation at any time made by or on behalf of the Administrative Bank or any Bank shall not diminish their rights to rely thereon.


                                  ARTICLE VIII
                                  ------------

                             AFFIRMATIVE COVENANTS

     From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other Obligations of the Borrower to the Banks hereunder and under the Notes and the other Loan Documents have been paid in full, unless the Required Banks shall otherwise expressly consent in writing, the Borrower will do, and will cause each of its Restricted Subsidiaries to do, all of the following:

     Section 8.1 Financial Statements and Reports. Furnish to the Administrative Bank with sufficient copies for each Bank to receive its own copy thereof:

          (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower prepared in conformity with GAAP, consisting of at least consolidated statements of operations and retained earnings and cash flows, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Required Banks together with: (i) the related consolidating statements; (ii) any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants; and (iii) a statement by the accounting firm performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

          (b) As soon as available and in any event within 30 days after the end of each month of each fiscal year (or 45 days after the end of the last month of each fiscal year), a copy of the unaudited consolidated financial statements of the Borrower prepared in conformity with GAAP on a consistent basis (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material) consisting of a balance sheet as of the close of such month and related consolidated statements of operations and retained earnings and cash flow for such month and from the beginning of such fiscal year to the end of such month, together with the comparative figures for the corresponding portion of the preceding fiscal year and the budgets for such period together with the other monthly reports required by the Banks.

          (c) With each financial statement required by Section 8.1(b), a certificate (the "Compliance Certificate") in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower.

          (d) As soon as available, and in any event within 10 days after the end of: (i) the second week of each month of each fiscal year; and (ii) each month of each fiscal year, a certificate (the "Borrowing Base Certificate") showing the Borrowing Base as of the first Business Day of such month or the first Business Day after the 15th day of such month, as the case may be, in the form of Exhibit E attached hereto and certified as accurate by the Borrower's chief financial officer.

          (e) As soon as available, and in any event within 10 days after the end of each month of each fiscal year, an accounts receivable aging and inventory certificate in a form acceptable to the Administrative Bank and the Required Banks and certified as accurate by the Borrower's chief financial officer or his designee.

          (f) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

          (g) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          (h) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against the Borrower, any of its Restricted Subsidiaries, or any of such Person's property which, if determined adversely to such Person, would constitute an Adverse Event, or the rendering of a judgment or decision in such litigation or proceeding which constitutes an Adverse Event, and the steps being taken by such Person with respect thereto.

          (i) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any of its Restricted Subsidiaries and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters: (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any such Person which are material to the operations of such Person; or (ii) which will or threatens to impose a material liability on any such Person to any other Person or which will require a material expenditure by any such Person to cure any alleged problem or violation.

          (j) Within 10 days after the first meeting of the Borrower's board of directors during any fiscal year, but in no event later than 60 days after the beginning of such fiscal year, the annual plan for the Borrower's immediately following fiscal year consisting of projected monthly balance sheets and projected monthly statements of operations and cash flows approved by the Borrower's board of directors together with the assumptions underlying such projections certified by the Borrower's chief financial officer or treasurer as being such annual plan.

          (k) By not later 30 days after the Closing Date, a copy of the Borrower's balance sheet immediately following the making of the initial Revolving Loan and the consummation of the Transactions.

          (l) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Administrative Bank or the Required Banks may reasonably request.

     Section 8.2 Corporate Existence. Maintain its corporate existence and good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure to so qualify could constitute an Adverse Event.

     Section 8.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by any Loan Document or by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 8.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's books in accordance with GAAP; provided, however, that, in all events, the Borrower and each of its Restricted Subsidiaries shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith upon the commencement of foreclosure of any Lien which may have attached as security therefor.

     Section 8.5 Inspection. Permit any Person designated by the Administrative Bank or any Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Administrative Bank or any Bank may designate; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Banks shall reasonably attempt to coordinate their visits so as to occur at the same time during the Borrower's normal business hours and upon reasonable prior written notice. Except for the Borrower's obligation to pay the Collateral Audit Fees in accordance with Section 3.4, the expenses of the Administrative Bank or any Bank for such visits, inspections and examinations shall be at the expense of such Person so long as no Event of Default exists, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 8.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments, and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 8.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 8.8 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     Section 8.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in an Adverse Event.


                                   ARTICLE IX
                                   ----------

                               NEGATIVE COVENANTS

     From the date of this Agreement and thereafter until the Commitment and each Letter of Credit is terminated or expires and the Loans and all other Obligations of the Borrower to the Administrative Bank and Banks hereunder and under the Notes and the other Loan Documents have been paid in full, unless the Required Banks shall otherwise expressly consent in writing, the Borrower will not do, and will not permit any of its Restricted Subsidiaries to do, any of the following:

     Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person.

     Section 9.2 Sale of Assets. Sell, transfer, lease, or otherwise convey all or any part of its assets except for: (a) sales of Inventory in the ordinary course of business and for the fair market value thereof ; (b) sales of: (i) equipment or other property in the ordinary course of business and for the fair market value thereof so long as the Net Proceeds to be obtained from any such transaction (or related series of transactions) does not exceed $1,000,000.00 or the aggregate Net Proceeds determined from all such transactions in any fiscal year does not exceed $2,000,000.00 ; provided, however, that contemporaneously with the receipt of the Net Proceeds from any transaction permitted by this subsection (b), the Borrower prepays the Revolving Loans in accordance with Section 4.2(b)(iii).

     Section 9.3 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any of its ERISA Affiliates; or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $500,000.00.

     Section 9.4 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or any of its Restricted Subsidiaries as carried on at the date hereof.

     Section 9.5 Subsidiaries, Partnerships and Joint Ventures. Except as otherwise permitted by Section 9.9, either: (a) form or acquire any corporation which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or form or enter into any joint venture.

     Section 9.6 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Administrative Bank for itself and the ratable benefit of the Banks which would: (a) prohibit the Borrower or any of its Restricted Subsidiaries from granting, or otherwise limit the ability of any such Person to grant to the Administrative Bank for itself and the ratable benefit of the Banks any Lien on any assets or properties of such Person; or (b) be violated or breached by any Loan Party's performance of its obligations under the Loan Documents.

     Section 9.7 Payment Terms. Change its selling terms of payment on Accounts as in effect on the date of this Agreement or provide dating terms except on a basis consistent with past business practices of the Borrower or its Restricted Subsidiary, as the case may be.

     Section 9.8 Capital Expenditures. Make Capital Expenditures in an amount exceeding: (a) $21,000,000.00 in the aggregate on a consolidated basis during the Borrower's 2000 fiscal year; or (b) $10,000,000.00 in the aggregate on a consolidated basis during any of the Borrower's fiscal years thereafter.

     Section 9.9 Investments. Acquire for value, make, have or hold any Investments, except:

          (a) Investments outstanding on the date hereof and listed on Schedule
     9.9 attached hereto and incorporated herein by reference;

          (b) Travel advances to officers and employees in the ordinary course of business;

          (c) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition;

          (d) Certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by: (a) a Bank; or (b) any commercial bank organized under the laws of the United States or any State thereof which has: (i) combined capital, surplus and undivided profits of at least $100,000,000; and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Required Banks;

          (e) Commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

          (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America;

          (g) Extensions of credit in the nature of Accounts or notes receivable arising from the sale of goods and services in the ordinary course of business to non-Subsidiaries;

          (h) Shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

          (i) Investments of the "Cash Collateral Account" established and maintained pursuant to an IDB Reimbursement Agreement and in the "Eligible Securities" described therein; and

          (j) Existing Investments in Subsidiaries;

          (k) Additional Investments in Restricted Subsidiaries after the date of this Agreement so long as: (i) such Investment is evidenced by an Account; and (ii) the aggregate outstanding amount of all such additional Investments does not exceed $15,000,000.00 at any time;

          (l) An Additional Investment in PEMSTAR BV on May 4,2000 in an amount of up to $750,000.00 as a deferred payment under the Fluke Purchase Agreement for the Borrower's acquisition of the Fluke Business; and

          (m) Additional Investments in other Persons (other than Subsidiaries) after the date of this Agreement so long as the aggregate amount of such Investment (including, without limitation, any Indebtedness then assumed or then or thereafter to be incurred by the Borrower or any of its Subsidiaries in connection therewith) does not exceed $250,000.00 during any of the Borrower's fiscal years.

     Section 9.10 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness except:

          (a) Indebtedness under this Agreement;

          (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

          (c) Indebtedness existing on the date of this Agreement and disclosed on the Borrower's March 31, 1999 balance sheet previously delivered to the Banks or Indebtedness incurred subsequent to the date of such balance sheet including, without limitation, Indebtedness assumed by the Borrower pursuant to the Quadrus Purchase Agreement, and disclosed on Schedule 9.10 attached hereto and incorporated herein by reference; provided, however, that: (i) any such Indebtedness (other than the IDB Loans) shall not be refinanced without the express written consent of the Administrative Bank; and (ii) the Borrower shall not convert the interest rate on the IDB Bonds from a "Variable Rate" to a "Fixed Rate" (as such terms are defined in the relevant IDB Indenture) without the prior written consent of the Required Banks;

          (d) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (e) Indebtedness of the Borrower under: (i) Rate Protection Agreements so long as: (A) the counter-party is a Bank or Bank Affiliate; and (B) the aggregate notional amount of the Borrower's Indebtedness protected by Rate Protection Agreements shall not exceed $25,000,000.00 at any time; or (ii) Foreign Exchange Protection Agreements so long as: (A) the counter-party is a Bank or Bank Affiliate; and (B) the aggregate notional amount of the Borrower's Indebtedness protected by Foreign Exchange Protection Agreements shall not exceed $7,500,000.00 at any time;

          (f) Purchase Money Indebtedness incurred after the date of this Agreement (and specifically excluding the Indebtedness assumed by the Borrower pursuant to the Quadrus Purchase Agreement) and that is secured by Liens permitted under Section 9.11(c) or Capitalized Leases so long as the aggregate outstanding principal amount of such Purchase Money Indebtedness and Capitalized Leases on a consolidated basis does not exceed $6,000,000.00 at any time;

          (g) Indebtedness incurred by PEMSTAR BV for its working capital purposes (and guaranties thereof by the Borrower) prior to, on or after the date of this Agreement so long as the aggregate outstanding principal amount of such Indebtedness does not exceed $5,000,000.00 at any time;

          (h) Indebtedness of the Borrower incurred to any Subsidiary or by any Subsidiary to another Subsidiary; and

          (i) Guaranties issued by the Borrower in favor of suppliers to its Subsidiaries prior to, on or after the date of this Agreement so long as the aggregate outstanding principal amount of the guarantied Indebtedness does not exceed $2,500,000.00 at any time.

     Section 9.11 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

          (a) Liens created by any of the Loan Documents including, without limitation, Liens securing the Borrower's Indebtedness pursuant to Rate Protection Agreements permitted by Section 9.10(e);

          (b) Liens existing on the date of this Agreement and disclosed on
     Schedule 7.12 hereto;

          (c) Liens securing Purchase Money Indebtedness incurred in connection with Capital Expenditures made after the date of this Agreement by way of purchase money security interest, purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, provided that the Indebtedness secured thereby is permitted as a Capital Expenditure at the time of such incurrence and does not exceed the lesser of the purchase price or the fair market value of such property at the time of its acquisition;

          (d) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

          (e) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4;

          (f) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4;

          (g) Liens securing lease obligations so long as such Liens attach only to the property then being leased, do not attach to any of the Borrower's or current assets, and do not secure any other indebtedness;

          (h) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

          (i) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the Borrower's business or the value of such property for the purpose of such business.

     Section 9.12 Contingent Liabilities. Either: (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except: (i) by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business; or (ii) Indebtedness permitted by Section 9.10; or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

     Section 9.13 Transactions with Related Parties. (a) Permit the direct or indirect transfer, distribution or payment of any of its funds, assets or property to any Related Party, except that the Borrower may pay: (i) bona fide employee compensation (including benefits) to Related Parties for services actually rendered to such Person; (ii) expenses incurred by an employee in the ordinary course of business; (iii) expenses or rents for services or property or the use thereof allocated to such Person; provided, however, that all such payments pursuant to subsections (a)(i), (ii) and (iii) shall not exceed the amount which would be payable in a comparable arm's length transaction with a third party who is not a Related Party; (b) lend or advance money, credit or property to any Related Party except;(c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any assets or properties, of any Related Party except as permitted by Section 9.20 or otherwise permitted by other subsections of this Section 9.13; or (d) guarantee, assume, endorse or otherwise become responsible for, or enter into any agreement or instrument for the purpose of discharging or assuming (directly or indirectly, through the purchase of goods, supplies or services or otherwise) the indebtedness, performance, capability, obligations, dividends or agreement for the furnishing of funds of any Related Party or any officer, director or employee thereof except for the Guaranties permitted by Section 9.12.

     Section 9.14 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank upon its request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

     Section 9.15 Fiscal Year. Change its fiscal year-end from March 31.

     Section 9.16 Cash Flow Leverage Ratio. Permit, as of any Quarterly Measurement Date, commencing with the Quarterly Measurement Date occurring on December 31, 1999, the Cash Flow Leverage Ratio to be greater than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:

                  Period                                 Ratio
                  ------                                 -----
         On and after December 31, 1999
         to and including March 31, 2000             3.50 to 1.00

         On and after April 1, 2000 to and
         including March 31, 2001                    3.00 to 1.00

         At all times thereafter                     2.50 to 1.00.

     Section 9.17 Fixed Charge Coverage Ratio. Permit, as of any Quarterly Measurement Date, commencing with the Quarterly Measurement Date occurring on September 30, 1999, the Fixed Charge Coverage Ratio to be less than 1.30 to 1.00.

     Section 9.18 Adjusted Equity. Permit, as of any Monthly Measurement Date, commencing with the Monthly Measurement Date occurring on June 30, 1999, the Adjusted Equity to be less than the sum of: (a) $27,000,000.00; plus (b) 90% of the Borrower's cumulative consolidated Net Income (without deduction for any losses) earned on or after June 1, 1999.

     Section 9.19 Current Ratio. Permit, as of any Monthly Measurement Date, commencing with the Monthly Measurement Date occurring on June 30, 1999, the Current Ratio to be less than the ratio specified in the following table for any Monthly Measurement Date occurring in the specified period:


                   Period                                   Ratio
                   ------                                   -----
         On and after June 30, 1999
         to and including March 31, 2000                 1.05 to 1.00

         At all times thereafter                         1.10 to 1.00.

     Section 9.20 Restricted Payments. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than dividends payable solely in the Borrower's common stock and dividends payable to the Borrower), make any distribution to stockholders as such (other than the Borrower), or set aside any funds for any such purpose; provided, however, that, any of the Borrower's Restricted Subsidiaries which is directly or indirectly wholly-owned by the Borrower may pay dividends or distributions to its shareholders.

     Section 9.21 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     Section 9.21 Operating Leases. Intentionally Deleted.

     Section 9.22 Sale and Lease. Enter into any agreement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to the lessor thereof, or which is substantially similar in purpose to property so sold.

     Section 9.23 Other Transaction Documents. Amend, modify, or supplement any provision of, or waive any other party's compliance with any of the terms of, any Transaction Document in any manner which: (a) requires the Borrower or any of its Subsidiaries to pay any additional consideration under such Transaction Document or otherwise imposes any financial obligation or burden on the Borrower or any of its Subsidiaries; (b) could result in an Adverse Event; or (c) is materially adverse to the rights and benefits of the Administrative Bank and the Banks under the Loan Documents.

     Section 9.24 Subordinated Debt. (a) Make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related Subordination Agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Administrative Bank prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

                                    ARTICLE X
                                    ---------

                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default upon the expiration of the cure period, if any, described in the relevant event:

          (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any fee or other amount required to be made to the Administrative Bank or any Bank pursuant to any Loan Document; or

          (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any other Loan Party in any of the Loan Documents or by or on behalf of the Borrower or such other Loan Party in any certificate, statement, report or other writing furnished by or on behalf of the Borrower or such other Loan Party to the Banks pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

          (c) The Borrower shall fail to comply with Section 8.1(f), Section 8.2, or any Section of Article IX hereof; or

          (d) Any Loan Party shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents on its part to be performed (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30 calendar days after the earlier to occur of the Borrower's receipt of notice of such failure from the Administrative Bank or the date on which such failure first becomes known to any of the Borrower's officers; or

          (e) The Borrower or any of its Restricted Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or any of its Restricted Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or any of its Restricted Subsidiaries or for a substantial part of the property thereof and shall not be discharged within 60 days; or

          (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any of its Restricted Subsidiaries, and, if instituted against the Borrower or any of its Restricted Subsidiaries, shall have been consented to or acquiesced in by such Person, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or any of its Restricted Subsidiaries, or the Borrower or any of its Restricted Subsidiaries shall take any corporate action to approve institution of, or acquiesced in, such a proceeding; or

          (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or any of its Restricted Subsidiaries and, if instituted against the Borrower or any of its Restricted Subsidiaries, shall be consented to or acquiesced in by such Person or shall remain for 60 days undismissed, or the Borrower or any of its Restricted

     Subsidiaries shall take any corporate action to approve institution of, or acquiescence in, such a proceeding; or

          (h) A judgment or judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against the Borrower or any of its Restricted Subsidiaries or such Person shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) The Borrower or any ERISA Affiliate shall institute steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $100,000.00, or the PBGC shall institute steps to terminate any Plan; or

          (j) The maturity of any Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than Indebtedness under: (i) this Agreement or the other Loan Documents; or (ii) any IDB Reimbursement Agreement) in the aggregate amount of more than $500,000.00 for any or all of such Persons shall be accelerated, or any such Person shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

          (k) Any creditor of the Borrower or any of its Restricted Subsidiaries shall commence foreclosure, replevin or other proceedings against any of the Collateral and such proceeding shall remain unstayed or unbonded for 10 consecutive days; or

          (l) Any "Event of Default" (howsoever defined) shall occur under any IDB Reimbursement Agreement; or

          (m) Any Change of Control shall occur, unless (i) successors to such Qualified Members or Key Officers satisfactory to the Administrative Bank and the Required Banks, in theirs sole discretion are appointed and begin serving within 90 days after the occurrence of such Change of Control; or
     (ii) the Borrower terminates the Commitment and pays the Revolving Loans, all Letter of Credit Obligations including, without limitation, any amount required to be paid under Section 10.3, and all other Obligations in full within 90 days after the Administrative Bank notifies the Borrower in writing that satisfactory successors were not timely appointed and serving; or

          (n) If the validity or enforceability of any of the Loan Documents shall be challenged by any Loan Party or any other party thereto, or any Loan Document shall fail to remain in full force and effect.

     Section 10.2 Remedies. If: (a) any Event of Default described in Sections 10.1(e), (f) or (g) shall occur, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon, the Letter of Credit Obligations and all other Obligations of the Borrower shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Administrative Bank, upon written direction from the Required Banks, shall take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate; (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon, the Letter of Credit Obligations and all other Obligations under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon, the Letter of Credit Obligations and all such Obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding; (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Administrative Bank for the benefit of the Banks; and (iv) enforce all rights and remedies under any applicable law.

     Section 10.3 Prepayment Obligations. The Borrower agrees that if the Obligations become immediately due and payable in full at a time when one or more Letters of Credit are outstanding, the Borrower shall thereupon automatically be obligated to pay the Administrative Bank, in addition to all other amounts owing under this Agreement, the aggregate face amount of all Letters of Credit then outstanding. The foregoing obligation to pay in advance for amounts which U. S. Bank may later have to pay pursuant to the Letters of Credit is and shall at all times constitute a part of the "Obligations". Amounts paid by the Borrower pursuant to this Section 10.3 shall be made directly to an interest-bearing collateral account maintained at U. S. Bank for application to the Borrower's reimbursement obligations under Section 2.7(d) as payments are made on the Letters of Credit, with the balance, if any, to be applied to the other Obligations.

                                   ARTICLE XI
                                   ----------

                            THE ADMINISTRATIVE BANK

     Section 11.1 Appointment and Authorization. Each Bank hereby appoints U.
S. Bank as the Administrative Bank and authorizes the Administrative Bank to act on such Bank's behalf to the extent provided herein or under any other Loan Document or in connection therewith, and to take such other action and exercise such other powers as may be reasonably incidental thereof. Each Bank hereby agrees to be bound by the terms and conditions of the Borrower Security Agreement and consents to the execution and delivery and/or acceptance of such Loan Documents by the Administrative Bank.

     Section 11.2 Power. The Administrative Bank shall have and may exercise such powers under this Agreement and any other Loan Documents as are specifically delegated to the Administrative Bank by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Bank shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Administrative Bank shall not be required to take any action which exposes the Administrative Bank to personal liability or which is contrary to any Loan Document or applicable law. The Administrative Bank shall not have any implied duties or any obligation to take any action under this Agreement or any other Loan Document except such action as is specifically provided by this Agreement or any other Loan Document to be taken by the Administrative Bank. The Administrative Bank shall act as an independent contractor in performing its obligations as Administrative Bank hereunder and nothing contained herein shall be deemed to create a fiduciary relationship among or between the Administrative Bank and the Borrower or among or between the Administrative Bank and any Bank.

     Section 11.3 Employment of Counsel; etc. The Administrative Bank may execute any of its duties under this Agreement or any other Loan Document, and any instrument, agreement or document executed, issued or delivered pursuant hereto or in connection herewith, by or through employees, agents and attorneys-in-fact and shall not be answerable to any of the Banks for the default or misconduct of any such agent or attorney-in-fact selected by it with reasonable care. The Administrative Bank shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Bank) selected by the Administrative Bank concerning all matters pertaining to the agency hereby created and its duties under any of the Loan Documents.

     Section 11.4 Reliance. The Administrative Bank shall be entitled to rely upon and shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper, document or writing believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and the Administrative Bank shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 11.5 General Immunity. Neither the Administrative Bank nor any of the Administrative Bank's directors, officers, agents, attorneys or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except that the Administrative Bank shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for intentional tort or gross negligence. Without limiting the generality of the foregoing, the Administrative
Bank: (a) shall not be responsible to any Bank for any recitals, statements, warranties or representations under the Loan Documents or any agreement or document relative thereto or for the financial condition of the Borrower; (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any of the Loan Documents; (c) shall not be responsible for the validity, genuineness, creation, perfection or priority of any of the Liens created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or other security; (d) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Borrower or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of the Borrower; (e) shall incur no liability under or in respect of any of the Loan Documents or any other document or Collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Administrative Bank to be genuine and signed or sent by the proper party; and
(f) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by the Administrative Bank and shall not be liable for any action taken or omitted to be taken in accordance with the advice of such counsel, accountants or experts.

     Section 11.6 Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with the making of its commitments hereunder and has made, and will continue to make, its own independent appraisal of the creditworthiness of the Borrower. Without limiting the generality of the foregoing, each Bank acknowledges that prior to the execution of this Agreement, it had this Agreement and all other Loan Documents and such other documents or matters as it deemed appropriate relating thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form of this Agreement and all other Loan Documents. Each Bank agrees and acknowledges that neither the Administrative Bank nor any of its directors, officers, attorneys or employees makes any representations or warranties about the creditworthiness of the Borrower or with respect to the due execution, legality, validity, genuineness, effectiveness, sufficiency or enforceability of this Agreement or any other Loan Documents, or the validity, genuineness, execution, perfection or priority of Liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or other security.

Except as explicitly provided herein, neither the Administrative Bank nor any Bank has any duty or responsibility, either initially or on a continuing basis, to provide any other Bank with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any other Loan Party, whether such information comes into its possession on or before a Default or an Event of Default or at any time thereafter; provided, however, that the Administrative Bank agrees that it will promptly provide each Bank with copies of the financial statements, other financial reports and notices received by the Administrative Bank pursuant to
Section 8.1 and, at the request of a Bank, a copy of any Collateral audit performed by the Administrative Bank; provided further, however, that neither the Administrative Bank nor any of its employees, officers, directors or agents makes any representation or warranty regarding any information or analyses provided to any Bank, whether such information or analyses was provided by the Borrower or prepared or obtained by the Administrative Bank and none of the Administrative Bank or any of its employees, officers, directors or agents shall be liable to any Person receiving a copy of such information or analyses.

     Section 11.7 U. S. Bank and Affiliates . With respect to its Commitments, the Loans made by it, the Notes issued to it and the Letter of Credit Participations retained by it, U. S. Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Bank; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include U. S. Bank in its individual capacity. U. S. Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, and any person or entity who may do business with or own securities of the Borrower, all as if U. S. Bank were not the Administrative Bank and without any duty to account therefor to the Banks.

     Section 11.8 Indemnification. The Banks severally agree to indemnify and hold harmless the Administrative Bank and its officers, directors, employees and agents (to the extent not reimbursed by the Borrower), ratably according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Bank or any of its officers, directors, employees or agents, in any way relating to or arising out of any investigation, litigation or proceeding concerning or relating to the transaction contemplated by this Agreement or any of the other Loan Documents, or any of them, or any action taken or omitted to be taken by the Administrative Bank or any of its officers, directors, employees or agents, under any of the Loan Documents' provided, however, that no Bank shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Bank or any of its officers, directors, employees or agents. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Bank promptly upon demand for such Bank's Percentage of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Bank or its officers, directors, employees or agents in connection with the preparation, execution, administration or enforcement of, or obtaining legal advice in respect of rights or responsibilities under any of, the Loan Documents, to the extent that the Administrative Bank is not reimbursed for such expenses by the Borrower. If any indemnity furnished to the Administrative Bank for any purpose shall, in the opinion of the Administrative Bank, be insufficient or become impaired, the Administrative Bank may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

     Section 11.9 Successor Administrative Bank. The Administrative Bank may resign at any time as Administrative Bank under the Loan Documents by giving written notice thereof to the Banks and the Borrower and may be removed as agent under the Loan Documents at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Bank hereunder. If no successor Administrative Bank shall have been so appointed by the Required Banks, and such appointed successor shall have accepted such appointment, within 30 days after the retiring Administrative Bank's giving of notice of resignation or the Required Bank's removal of the retiring Administrative Bank, then the retiring Administrative Bank may, on behalf of the Banks, appoint a successor Administrative Bank, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $300,000,000.00. Upon the acceptance of any appointment as Administrative Bank under the Loan Documents by a successor Administrative Bank, such successor Administrative Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Bank, and the retiring Administrative Bank shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Bank's resignation or removal as Administrative Bank under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Bank under the Loan Documents.


                                   ARTICLE XII
                                   -----------

                                 MISCELLANEOUS

     Section 12.1 Waiver and Amendment. No failure on the part of any Bank or the holder of any Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under any Note or any other Loan Document shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand. The provisions of this Agreement and each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower (in the case of amendments or modifications) and by the Required Banks, except that the consent of all Banks shall be required to: (a) extend or increase the amount of the Commitment; (b) extend the maturity of any principal or any installment of principal payable under any Note or any Letter of Credit Obligation; (c) reduce the rate of interest payable with respect to any Note or Letter of Credit Obligation or extend the date of the payment thereof; (d) reduce the fees or any other payment obligations of the Borrower hereunder or under any other Loan Document or extend the date of the payment thereof;; (e) release any material Collateral except as otherwise expressly permitted by the terms of the Loan Documents; (f) waive any Event of Default of the nature described in Section 10.1(a); (g) reduce the aggregate Percentages required to effect an amendment, modification, waiver or consent to this Agreement or any other Loan Document; (h) change the definition of Required Banks; or (i) amend, modify, supplement, or grant any waiver or consent, under this Section. Notwithstanding any other provisions of this Agreement, no amendment, modification or waiver shall be made with respect to the provisions of any Loan Document which affects the rights and obligations of the Administrative Bank without the consent of the Administrative Bank. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks, and then such amendment, modification, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

     Section 12.2 Expenses and Indemnities.

          (a) Loan Documents. Whether or not any Loan is made, the Borrower agrees to pay and reimburse the Administrative Bank upon demand for all reasonable expenses paid or incurred by the Administrative Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Administrative Bank, and including the costs of any appraisals and environmental assessments) in connection with the preparation, review, execution, delivery, amendment, modification or interpretation of the Loan Documents. The Borrower agrees to pay and reimburse the Administrative Bank and each Bank upon demand for all reasonable expenses paid or incurred by the Administrative Bank or such Bank (including reasonable fees and expenses of legal counsel, who may be employees of the Administrative Bank or such Bank) in connection with the collection and enforcement of the Loan Documents; provided, however, that the Borrower's obligations to pay and reimburse any Bank, other than the Administrative Bank, for such expenses shall be limited to those incurred by the relevant Bank after the occurrence of an Event of Default under Section 10.1(a) and/or after the occurrence of any other Event of Default which has remained uncured or unwaived for at least 30 days. The Borrower agrees to pay, and save each Bank (including the Administrative Bank) harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold each Bank (including the Administrative Bank) harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof except for losses or expenses caused by such Bank's or the Administrative Bank's, as the case may be, gross negligence or willful misconduct. The obligations of the Borrower under this Section 12.2 shall survive any termination of this Agreement.

          (b) General Indemnity. In addition to the payment of expenses pursuant to Section 121.2(a), whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby indemnifies, and agrees to pay and hold the Administrative Bank, each Bank, any holder of any Notes, and their respective officers, directors, employees, agents, successors and assigns (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees (or any of them), in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by a Bank, the Banks' several agreements to make the Loans, or the use or intended use of the proceeds of any of the Loans (the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          (c) Survival. The obligations of the Borrower under this Section 12.2 shall survive any termination of this Agreement.

     Section 12.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Administrative Bank or any Bank under Article II hereof shall be deemed to have been given only when received by the Administrative Bank or such Bank, as the case may be. The Borrower hereby authorizes the Administrative Bank and the Banks to rely upon the telephone or written instructions of any person identifying himself as an authorized officer of the Borrower and upon any signature which the Administrative Bank or the Banks believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were authorized or such signature were genuine.


     Section 12.4 Successors. This Agreement shall be binding upon the Borrower, the Administrative Bank, and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Bank, and the Banks and the successors and assigns of the Administrative Bank and each Bank. The Borrower shall not assign its rights or duties hereunder without the consent of the Administrative Bank and all of the Banks. Any Bank may assign to a financial institution a proportionate part of its rights and obligations under this Agreement of not less than $10,000,000.00 (or, if a Bank's Individual Revolving Credit Commitment is less than $10,000,000.00, then not less than the entire amount of such Bank's Individual Revolving Credit Commitment): (a) upon payment to the Administrative Bank, solely for the account of the Administrative Bank, of a fee of $3,500.00 for each assignment; and (b) with the prior written consent of the Borrower and the Administrative Bank (other than with respect to any assignment by US Bank or any of the transactions described in the proviso clause hereto (an "Exempt Transfer")), which consent shall not be unreasonably withheld or delayed by the Borrower or the Administrative Bank; provided, however, that no Borrower or Administrative Bank consent shall be required with respect to any assignment made: (i) during any period when an Event of Default has occurred and is continuing; (ii) to a Bank Affiliate of such Bank or to any other Bank or any of its Bank Affiliates; (iii) in connection with the sale of all or substantially all of the Bank's assets; or
(iv) in response to any regulatory action affecting the Bank. Notwithstanding the preceding sentence. Schedule A shall be amended to reflect each such assignment.

     Section 12.5 Participations and Information. Each Bank may sell participation interests in any or all of the Loans and in all or any portion of its Individual Revolving Credit Commitment to any Person without the consent of the Borrower, the Administrative Bank, or any other Bank, but only so long as:
(a) the transfer is an Exempt Transfer; or (b) if not an Exempt Transfer: then no holder of any such participation, other than a Bank Affiliate of such Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such

Bank may agree with such participant that such Bank will not, without such participant's consent, take any action which would increase any Commitment, extend the Revolving Credit Termination Date, or the Maturity of any Loan, or extend the due date for or reduce the amount of any payment of principal of or rate of interest on any Loan or any Letter of Credit Commission, or other fees accruing hereunder or under any other Loan Document. No Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any such granting of a participation.

     Section 12.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.7 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 12.8 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Administrative Bank and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 12.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 12.10 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     Section 12.11 Consent to Jurisdiction. AT THE OPTION OF THE REQUIRED BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, ST. PAUL OR ROCHESTER, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE REQUIRED BANKS AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE

JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 12.12 Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE BANK, THE BANKS AND THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 12.13 Termination of U.S. Bank Main Loan Agreement. On the Closing Date, the U.S. Bank Main Loan Agreement shall be terminated and of no further force and effect.

     Section 12.14 Disclosure of Information. Subject to this Section, the Borrower authorizes each Bank to disclose to any participant or assignee (each a "Transferee") and any prospective Transferee any and all financial and other Confidential Information (as hereinafter defined) in such Bank's possession concerning the Loan Parties which has been delivered to such Bank by the Loan Parties pursuant to this Agreement or which has been delivered to such Bank by the Loan Parties in connection with such Bank's credit evaluation of the Loan Parties prior to entering into this Agreement. The Administrative Bank and each Bank agree that, except as may be required by applicable law or regulation, or by reason of subpoena after providing notice thereof and an opportunity to contest unless such notice is prohibited by the terms of the subpoena or applicable law, court order or government action or as may be necessary or convenient for the enforcement of the Administrative Bank's and the Banks' rights and remedies under the Loan Documents or applicable law after the occurrence of any Event of Default: (a) neither the Administrative Bank nor such Bank will divulge, publish or otherwise reveal, either directly or through another, to any Person (other than a Transferee or prospective Transferee) any Confidential Information; (b) the Administrative Bank and such Bank will return all Confidential Information to the relevant Loan Party after the termination of the Administrative Bank's or such Bank's, as the case may be, interests in this Agreement; and (c) the relevant Loan Party is entitled to injunctive relief restraining any disclosure of Confidential Information in contravention of the provisions of this Section without the prior written consent of the relevant Loan Party. For purposes of this Agreement, "Confidential Information" shall mean any proprietary information and, in particular, any confidential information, including facts, business information, formulae, methods, processes, inventions, devices, plant facilities or the like delivered to, or received by, the Banks pursuant to Sections 8.1 or 8.5 or otherwise pursuant to the transactions contemplated by this Agreement except for any such information which: (w) the relevant Loan Party identifies as not being confidential information; (x) was known to the public prior to the date of its disclosure to the Banks; (y) becomes known to the public subsequent to the date of its disclosure by the Borrower through no act of the Banks; or (z) becomes known to any Bank on a non-confidential basis from a source other than the Borrower.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                       PEMSTAR INC.



                                       By /s/ R. R. Murphy
                                          --------------------------------------
                                       Its: Treasurer
                                            ------------------------------------


                                       By /s/ David L. Sippel
                                          --------------------------------------
                                       Its: Ex Vice President
                                            ------------------------------------


                                       3535 Technology Drive NW
                                       Rochester, MN 55901
                                       Attention: Mr. Robert Murphy
                                       Telecopier: 507-280-0380

                                       U. S. Bank National Association, as
                                       Administrative Bank and a Bank



                                       By /s/ illegible
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------
                                       155 First Avenue Southwest
                                       Rochester, MN 55902
                                       Attention: Mr. Bruce Gudlin
                                       Telecopier: (507) 285-7863

EXHIBITS AND SCHEDULES
----------------------

       Exhibit             Contents
       -------             --------

         A         Form of Revolving Note
         B         Notice of Revolving Loans (Confirmation)
         C         Notice of Continuation/Conversion
         D         Compliance Certificate
         E         Borrowing Base Certificate

     Schedule
     --------

         A         Banks and Percentages
       1.1(a)      Borrowing Affiliates and Restricted Subsidiaries
       1.1(b)      Inventory Locations
       1.1(c)      Existing Letters of Credit
       1.1(d)      IDB Bond Equipment Financing
       1.1(e)      Subordinated Debt and Subordination Agreements
       1.1(f)      Transaction Documents
       1.1(g)      Transaction Consideration
        7.12       Existing Liens (Sections 7.12 and 9.11)
        7.16       Patents, etc. (Section 7.16)
        7.19       Subsidiaries (Section 7.19)
        7.20       Partnerships (Section 7.20)
        7.23       Insurance (Section 7.23)
        9.9        Investments
        9.10       Existing Indentedness (Section 9.10)

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 1 to Credit Agreement, dated as of August 31st, 1999 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (the "Administrative Bank"), and and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks (the "Original Agreement")

                                    RECITALS:
                                    ---------

     A. The Borrower has requested that the Administrative Bank and the Banks amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendments. The Original Agreement is amended as follows:

          a. Subpart (d) of the definition of "Eligible Accounts" appearing in
     Section 1.1 is amended in its entirety to read as follows:

               "(d) (i) if the Account is generated through: (A) the Borrower's Rochester, MN operations, it must not be unpaid on the date that is:
          (1) 90 days from the original invoice date evidencing such Account if it is not a dated Account; or (2) 60 days past the original stated due date if such Account is a dated Account but in no event beyond 90 days from the original invoice date evidencing such Account; or (B) the Borrower's Quadrus Business operations, it must not be unpaid on the date that is: (1) 90 days from the original invoice date evidencing such Account if it is not a dated Account; or (2) 60 days past the original stated due date if such Account is a dated Account but in no event beyond 90 days from the original invoice date evidencing such Account; and (ii) it must not be an Account owed by any Account Debtor which has 25% or more of its Accounts beyond the time period specified in subsection (i) above;".

          b. The definition of "Eligible Equipment Availability" appearing in
     Section 1.1 is amended by extending the date "August 31,1999" appearing in subpart (i) thereof to the date "October 15, 1999."

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower, the Administrative Bank and the Required Banks;

          b. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Required Banks; and

          c. Such other documents, certificates or other items as the Administrative Bank or the Required Banks may reasonably request.

     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and
     (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default or Event of Default.


     5. Reference to and Effect on the Loan Documents.

          a. From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby.

          b. The execution, delivery and effectiveness of this Amendment, except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PEMSTAR Inc.


                                       By: /s/ R. R. Murphy
                                           -------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                       By: /s/ David L. Sippel
                                          --------------------------------------
                                       Title: Exec V P
                                              ----------------------------------

                                       U.S. Bank National Association,  as
                                       Administrative Bank and a Bank

                                       By: /s/
                                           -------------------------------------
                                       Title: Officer
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank,  as a Bank

                                       By: /s/
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

                            CERTIFICATE OF SECRETARY


     I, Gary Lingbeck, hereby certify that:

     (a) I am the Secretary of PEMSTAR INC., a Minnesota corporation (the "Corporation"), and that I am authorized to execute this Certificate on behalf of the Corporation;

     (b) the Resolutions, Certificate of Incumbency and Signature Specimens included in that certain Secretary's Certificate regarding the Corporation and signed on June 1, 1999 remain in full force and effect as of the date hereof and have not in any way been amended, modified or rescinded; and

     (c) the Corporation's Articles of Incorporation and Bylaws respectively attached to such Secretary's Certificate as Exhibit A and Exhibit B remain in full force and effect as of the date hereof and have not in any way been amended, modified or rescinded.

     IN WITNESS WHEREOF, I have hereunder subscribed my name as of the 31st day of August, 1999.


                                       /s/ Gary Lingbeck
                                       -----------------------------------------
                                       Secretary

                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 2 to Credit Agreement, dated as of October 14, 1999 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (the "Administrative Bank"), and and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks, as amended by an Amendment No. 1 dated as of August 31, 1999, (as so amended, the "Original Agreement")

                                    RECITALS:
                                    ---------


     A. The Borrower has requested that the Administrative Bank and the Banks amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendment. The definition of "Eligible Equipment Availability" appearing in Section 1.1 of the Original Agreement is amended by extending the date "October 15,1999" appearing in subpart (i) thereof to the date "February 15, 2000."

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower, the Administrative Bank and the Required Banks;

          b. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Required Banks; and

          c. Such other documents, certificates or other items as the Administrative Bank or the Required Banks may reasonably request.

     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and
     (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default or Event of Default.

     5. Reference to and Effect on the Loan Documents.

          a. From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby.

          b. The execution, delivery and effectiveness of this Amendment, except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PEMSTAR Inc.


                                       By: /s/ R. R. Murphy
                                          --------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                       U.S. Bank National Association,  as
                                       Administrative Bank and a Bank

                                       By: /s/ illegible
                                           -------------------------------------
                                       Title: V. P.
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank,  as a Bank

                                       By: /s/ illegible
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 3 to Credit Agreement, dated as of November 23, 1999 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (the "Administrative Bank"), and and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks, as amended by an Amendment No. 1 dated as of August 31, 1999 and an Amendment No. 2 dated as of October 14, 1999, (as so amended, the "Original Agreement")

                                    RECITALS:
                                    ---------

     A. The Borrower has requested that the Administrative Bank and the Banks amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendment. The definition of "Revolving Credit Commitment" appearing in
Section 1.1 of the Original Agreement is amended by increasing the amount "$40,000,000.00" to "$45,000,000.00."

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower, the Administrative Bank and the Banks;

          b. Replacement Revolving Notes (the "Replacement Revolving Notes") in a form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

          c. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Banks;

          d. An opinion of counsel to the Borrower, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

          f. Such other documents, certificates or other items as the Administrative Bank or the Banks may reasonably request.

     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment, the Replacement Revolving Notes and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and
     (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, the Replacement Revolving Note(s) and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default or Event of Default.

     5. Reference to and Effect on the Loan Documents.


          a. From and after the date of this Amendment, each reference in:

               (i) the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

               (ii) any Loan Document to "the Revolving Note," "thereunder", "thereof", "therein" or words of like import referring to any Revolving Note which has been replaced by a Replacement Revolving Note executed and delivered pursuant to this Amendment shall mean and be a reference to such Replacement Revolving Note.

          b. The execution, delivery and effectiveness of this Amendment, except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REPLACEMENT REVOLVING NOTE(S) SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                       PEMSTAR Inc.

                                       By: /s/ illegible
                                          --------------------------------------
                                       Title: CEO
                                              ----------------------------------

                                       By: /s/ R. R. Murphy
                                          --------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                       U.S. Bank National Association,  as
                                       Administrative Bank and a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank,  as a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                           REPLACEMENT REVOLVING NOTE
                           --------------------------


$22,500,000.00                                       Rochester, Minnesota
                                                               November 23, 1999



     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($22,500,000.00) or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                           REPLACEMENT REVOLVING NOTE
                           --------------------------
                                     Page 2


$22,500,000.00                              Rochester, Minnesota
                                                                November23, 1999

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     This Note is being executed and delivered in replacement of, but not in payment of, that certain Replacement Revolving Note dated June 8, 1999 made by the Borrower payable to the order of the Bank in the original principal amount of $20,000,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable on the next interest payment date under the Credit Agreement.


                                       PEMSTAR Inc.

                                       By: /s/ illegible
                                          --------------------------------------
                                       Title: CEO
                                              ----------------------------------

                                       By: /s/ R. R. Murphy
                                          --------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                           REPLACEMENT REVOLVING NOTE
                           --------------------------


$22,500,000.00                                       Rochester, Minnesota
                                                               November 23, 1999



     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of M&I MARSHALL AND ILSLEY BANK (the "Bank"), on the "Revolving Credit Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($22,500,000.00) or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                           REPLACEMENT REVOLVING NOTE
                           --------------------------
                                     Page 2

$22,500,000.00                              Rochester, Minnesota
                                                               November 23, 1999

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     This Note is being executed and delivered in replacement of, but not in payment of, that certain Revolving Note dated June 8, 1999 made by the Borrower payable to the order of the Bank in the original principal amount of $20,000,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable on the next interest payment date under the Credit Agreement.


                                       PEMSTAR Inc.

                                       By: /s/ Gary Lingbeck
                                          --------------------------------------
                                       Title: CEO
                                              ----------------------------------

                                       By: /s/ R. R. Murphy
                                          --------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                 AMENDMENT NO. 4
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 4 to Credit Agreement, dated as of December 20, 1999 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (the "Administrative Bank"), and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks, as amended by an Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of October 14, 1999, and an Amendment No. 3 dated as of November 23, 1999 (as so amended, the "Original Agreement")

                                    RECITALS:
                                    ---------


     A. The Borrower has requested that the Administrative Bank and the Banks further amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendment. The Original Agreement is hereby amended as follows:


          a. The definitions of "Commitment," "Loans," "Maturity," "Notes" and "Revolving Loan(s)" appearing in Section 1.1 of the Original Agreement are respectively amended in their entireties to read as follows:

               "`Commitment': The agreement of the Banks to make the Revolving Loans, of U. S. Bank to make the Revolving B Loans and to issue the Letters of Credit and of each Bank to purchase its Letter of Credit Participations.

               `Loans': The Revolving Loans and the Revolving B Loans.

               `Maturity': The earlier of: (a) the date on which the Loans become due and payable under Section 10.2 upon the occurrence of an Event of Default; or (b) (i) the Revolving Credit Termination Date for the Revolving Loans; or (ii) the Revolving Credit B Termination Date for the Revolving B Loans.

               `Notes': The Revolving Notes and the Revolving B Note.

               `Revolving Loan(s)': The Loans described in Section 2.1."

          b. Section 1.1 is further amended by adding the following new definitions of "Adjusted Percentage", "Revolving Credit B
     Commitment,""Revolving Credit B Non-Usage Fee," "Revolving Credit B Origination Fee,""Revolving Credit B Termination Date," "Revolving B Loan(s)" and "Revolving B Note" in proper alphabetical order:

               "`Adjusted Percentage': With respect to any Bank, the ratio (expressed as a percentage) which: (a) the sum of such Bank's: (i) Individual Revolving Credit Commitment; plus (ii) Revolving Credit B Commitment, if any; bears to (b) the sum of: (i) the Revolving Credit Commitment; plus (ii) the Revolving Credit B Commitment, if any.

               `Revolving Credit B Commitment': The maximum unpaid principal amount of Revolving B Loans which may from time to time be outstanding hereunder, being initially $12,000,000.00, as the same may be reduced from time to time pursuant to Section 4.3 and, as the context may require, the agreement of U.S. Bank to make Revolving B Loans to the Borrower up to the Revolving Credit B Commitment subject to the terms and conditions of this Agreement.

               `Revolving Credit B Non-Usage Fee': As provided in Section 3.2B.

               `Revolving Credit B Origination Fee': As provided in Section
          3.3B.

               `Revolving Credit B Termination Date': The date which is the earliest of: (a) December 31, 2000; (b) the date on which the Borrower terminates the Revolving Credit B Commitment pursuant to Section 4.3; or (c) the date upon which the obligation of U. S. Bank to make Revolving B Loans is terminated pursuant to Section 10.2.

               `Revolving B Loan(s)': The Loans described in Section 2.1(b).

               `Revolving B Note': The promissory note of the Borrower described in Section 2.5(b), substantially in the form of Exhibit A to that certain Amendment No. 4 to Credit Agreement dated as of December 20, 1999 (the `Fourth Amendment') among the Borrower, the Administrative Bank and the Banks, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note."

          c. Section 2.1 of the Original Agreement is amended by changing its heading from "Loans to "Revolving Loans" and by changing the reference to "Section 2.1(a)" appearing in the 13th line thereof to a reference to "Section 2.1."

          d. ARTICLE II of the Original Agreement is further amended by adding the following new Section 2.1B.

               "Section 2.1B The Revolving B Loans . Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, U. S. Bank agrees to make loans (each a `Revolving B Loan' and collectively the `Revolving B Loans') to the Borrower from time to time from the date hereof until the Revolving Credit B Termination Date up to an aggregate unpaid principal amount at any time equal to the Revolving Credit B Commitment, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided that U. S. Bank shall not be obligated to make any Revolving B Loan: (a) if, after giving effect to such Revolving B Loan, the aggregate outstanding principal amount of the Revolving B Loans would exceed the Revolving Credit B Commitment; or (b) to the extent that the amount of the requested Revolving B Loan would then be available to the Borrower under the Revolving Credit Commitment; it being understood and agreed that Revolving B Loans shall be available to the Borrower only on a last-in basis after the Revolving Credit Commitment has been fully funded to the extent permitted by Section 2.1.

          e. The second sentence of Section 2.2 of the Original Agreement is amended in its entirety to read as follows:

               "Any combination of Types of Loan Units may be outstanding at the same time; provided, however, that neither the Revolving Loans nor the Revolving B Loans may consist of more than five (5) different Eurodollar Rate Loan Units."

          f. Section 2.3 of the Original Agreement is amended in its entirety to read as follows:

               "Section 2.3 Borrowing Procedures. Any request by the Borrower for Loans shall be in writing, or by telephone promptly confirmed in writing if so requested by the Administrative Bank , and must be given so as to be received by the Administrative Bank not later than 12:00 noon, Administrative Bank time, on: (i) the date of the requested Loans, if such Loans will not include Eurodollar Rate Loan Units; or
          (ii) on the third Eurodollar Business Day prior to the date of the requested Loans, if such Loans will include Eurodollar Rate

          Loan Units. Each request for Loans shall specify the borrowing date (which shall be a Business Day and, in the case of any request for Eurodollar Rate Loan Units, a Eurodollar Business Day) and the amount of such Loans. Each request for Loans shall be in a minimum amount of $500,000.00 in the case of Revolving Loans or $500,000.00 in the case of Revolving B Loans and an integral multiple of $100,000.00 above such amount. Each request for Loans shall be deemed a representation and warranty by the Borrower that all conditions precedent specified in Section 6.2 to such Loans are satisfied on the date of such request and on the date the requested Loans are made. Each written request or confirmation shall be in the form of Exhibit B attached hereto.

               The Administrative Bank shall give prompt telephonic notice to each Bank of the Borrower's request for Revolving Loans and to U. S. Bank of the Borrower's request for Revolving B Loans and the Borrower's interest rate elections for such Loans. By not later than 1:00 p.m. (Administrative Bank time) on the date of such Loans, each Bank shall make available to the Administrative Bank, in immediately available funds, such Bank's Percentage of requested Revolving Loans or U. S. Bank shall make available to the Administrative Bank, in immediately available funds, such Revolving B Loans. After the Administrative Bank's receipt of such funds, and upon satisfaction of the applicable conditions set forth in Article VI, the Administrative Bank will make the amount of the requested Loans available to the Borrower at the Administrative Bank's principal office in Rochester, Minnesota in immediately available funds on the date requested.

               Unless the Administrative Bank shall have been notified by any Bank in writing prior to the date of a Revolving Loan that such Bank does not intend to make available to the Administrative Bank its Percentage of such Revolving Loan, the Administrative Bank may assume that each Bank has made such amount available to the Administrative Bank on such date, and the Administrative Bank may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Bank shall not have made available to the Administrative Bank on the date of any Revolving Loan such Bank's Percentage of such Revolving Loan, such Bank and the Borrower agree to repay the Administrative Bank forthwith on demand such corresponding amount, together with interest thereon, for each day from the date of such Revolving Loan amount until the date such amount is repaid to the Administrative Bank, at the Federal Funds Rate, in the case of payment by such Bank, or at the interest rate applicable at the time to the relevant Revolving Loan, in the case of payment by the Borrower; provided, however, if such Bank shall repay to the Administrative Bank such corresponding amount, the amount repaid shall constitute such Bank's Revolving Loan for purposes of this Agreement."

          g. Section 2.5 of the Original Agreement is amended in its entirety to read as follows:

               "Section 2.5 The Notes and Maturities . The Revolving Loans made by a Bank shall be evidenced by a Revolving Note, in the amount of such Bank's Individual Revolving Credit Commitment and the Revolving B Loans made by U. S. Bank shall be evidenced by a Revolving B Note, in the amount of such Bank's Revolving Credit B Commitment. The Loans and the Notes shall mature and be payable at Maturity of the relevant Loans. Each Bank shall enter in its records the amount of its Loans, the rate of interest borne on such Loans by each Loan Unit, and the payments of the Loans received by such Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error."

          h. Section 3.1 of the Original Agreement is amended by changing the reference to `Section 3.1(b)" in the first line thereto to a reference to "Section 3.1(c)" and is further generally amended so that each reference to "Revolving Loan" or "Revolving Loans" therein shall be deemed to be a reference to "Loan" or "Loans," respectively.

          i. ARTICLE III of the Original Agreement is further amended by adding the following new Section 3.2B:

               "Section 3.2B Revolving Credit B Non-usage Fees . The Borrower shall pay to U. S. Bank a fee (the "Revolving Credit B Non-Usage Fee") determined by applying a rate separately agreed upon by the Borrower and U. S. Bank to the average daily excess of the Revolving Credit B Commitment over the sum of the outstanding principal amount of the Revolving B Loans. The Revolving Credit B Non-Usage Fee shall be payable to U. S. Bank in arrears on each Quarterly Payment Date, commencing with the first such date following the `Effective Date' of the Fourth Amendment, and on the Revolving Credit B Termination Date. The Revolving Credit B Non-Usage Fee shall be payable to U. S. Bank, solely for its own account."

          j. ARTICLE III of the Original Agreement is further amended by adding the following new Section 3.3B:

               "Section 3.3B Revolving Credit B Origination Fee. Upon the execution of the Fourth Amendment, the Borrower shall pay to U. S. a non-refundable origination fee (the `Revolving Credit B Origination Fee') in the amount separately agreed upon by the Borrower and U. S. Bank. No termination or reduction of any Revolving B Loan or the Revolving Credit B Commitment and no failure of the Borrower to satisfy the conditions set forth in Article VI shall entitle the Borrower to a refund of any portion of the Revolving Credit B Origination Fee. The Revolving Credit B Origination Fee shall be payable to U. S. Bank, solely for its own account."

          k. Section 3.6 of the Original Agreement is amended in its entirety to read as follows:

               "Section 3.6 Computation . Interest, the Revolving Credit Non-Usage Fee, the Revolving Credit B Non-Usage Fee and the Letter of Credit Commission shall be computed on the basis of actual days elapsed and a year of 360 days."

          l. Section 4.2(b) of the Original Agreement is further amended by adding the following new subsections (iv):

               "(iv) Subject to the provisions of Section 4.7, if, at any time, the sum of the aggregate unpaid principal amount of the Revolving B Loans made by U.S. Bank exceeds the Bank's Revolving Credit B Commitment, then the Borrower shall immediately prepay the amount of such excess together with interest on the amount prepaid to the Administrative Bank for distribution to U. S. Bank for application to the Revolving B Loans owed to such Bank."

          m. Section 4.3(a) of the Original Agreement is amended in its entirety to read as follows:

               "(a) Voluntary. The Borrower may, at any time, upon no less than three (3) Business Days' prior written notice received by the Administrative Bank, permanently reduce the Revolving Credit Commitment or the Revolving Credit B Commitment, with any such reduction in a minimum amount of $5,000,000.00 with respect to the Revolving Credit Commitment or an integral multiple of $1,000,000.00 in excess of that amount or in a minimum amount of $1,000,000.00 with respect to the Revolving Credit B Commitment or an integral multiple of $1,000,000.00 in excess of that amount; provided, however, the Borrower may not reduce: (a) the Revolving Credit Commitment below the sum of the aggregate unpaid principal amount of the Revolving Loans plus the Letter of Credit Obligations; or (b) the Revolving Credit B Commitment below the aggregate unpaid principal amount of the Revolving B Loans. The Borrower may, at any time when no Revolving Loans or Letter of Credit Obligations are outstanding with respect to the Revolving Credit Commitment or no Revolving

          B Loans are outstanding with respect to the Revolving Credit B Commitment, upon not less than three (3) Business Days' prior written notice to the Administrative Bank, terminate both the Revolving Credit Commitment and Letter of Credit Commitment in their entireties on the one hand, or the Revolving Credit B Commitment, on the other hand, or may, when no Letter of Credit Obligations are outstanding, terminate the Letter of Credit Commitment. Upon termination of both of the Revolving Credit Commitment and the Letter of Credit Commitment pursuant to this Section, the Borrower shall pay to the Administrative Bank all accrued and unpaid interest on the Revolving Loans, all unpaid Revolving Credit Non-Usage Fee accrued to the date of such termination and all other unpaid Obligations of the Borrower to the Administrative Bank or any Bank hereunder with respect to the Revolving Loans, the Revolving Credit Commitment, the Letters of Credit and the Letter of Credit Commitment including, without limitation, any amount required to be paid under Section 10.3. Upon termination of the Letter of Credit Commitment (without a corresponding termination of the Revolving Credit Commitment) pursuant to this Section, the Borrower shall pay to the Administrative Bank all unpaid Obligations of the Borrower to U. S. Bank hereunder with respect to the Letters of Credit and the Letter of Credit Commitment including, without limitation, any amount required to be paid under
          Section 10.3. Upon termination of the Revolving Credit B Commitment pursuant to this Section, the Borrower shall pay to U. S. Bank all accrued and unpaid interest on the Revolving B Loans, all unpaid Revolving Credit B Non-Usage Fee accrued to the date of such termination and all other unpaid Obligations of the Borrower to U. S. Bank hereunder with respect to the Revolving B Loans and the Revolving Credit B Commitment. The provisions of this Section 4.3 are subject to the priority of Commitment termination or reduction set forth in
          Section 4.7."

          n. The fifth and sixth sentences of Section 4.4 are respectively amended in their entireties to read as follows:

               "The Borrower hereby authorizes the Banks, at the discretion of the Required Banks in the case of Revolving Loans or U. S. Bank in the case of Revolving B Loans, to make a Loan in order to pay, on behalf of the Borrower, any amount due on any Note or pursuant to any of the other Loan Documents without further action on the part of the Borrower and regardless of whether the Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Loan. The Administrative Bank will use its best efforts to inform the Borrower immediately prior to or promptly after any such charge to the Borrower's account or Loan is made."

          o. ARTICLE IV of the Original Agreement is further amended by adding the following new Section 4.7:

               "Section 4.7 Relationship of Commitments. The Borrower, the Administrative Bank, the Banks and U. S. Bank, in its capacity as the issuer of the Revolving Credit B Commitment acknowledge and agree that: (a) the Revolving B Loans are to be made on a last-in basis as provided in Section 2.1B; (b) the Revolving Credit B Commitment shall be terminated or reduced prior to the termination or reduction of the Revolving Credit Commitment pursuant to Section 4.3; and (c) except for mandatory prepayments of Revolving Loans pursuant to Section 4.2(b), the Revolving B Loans are to be paid on a first-out basis; provided, however, that, if an Event of Default has occurred and is continuing at the time of any payment on the Loans or any reduction or termination of any Commitment, then such payment and/or reduction or termination of a Commitment, instead of being applied to the Revolving B Loans and/or the Revolving Credit B Commitment, shall be applied first to pay the Revolving Loans and/or to reduce or terminate the Revolving Credit Commitment and then to cash collateralize the Letter of Credit Obligations and/or to reduce or terminate the Letter of Credit Commitment until the Revolving Loans are paid in full, the Revolving Credit Commitment is terminated, the Letter of Credit Obligations are fully cash collateralized; and the Letter of Credit Commitment is terminated. To further implement the parties' agreement set forth in this Section, the parties agree that in the event of any conflict or inconsistency between the provisions of this Section and the provisions of any other Loan Document including, without limitation ARTICLE VII of the Security Agreement, the provisions of this Section shall govern. Without limiting the generality of the foregoing, and by way of example only, the parties agree that U. S. Bank's "Principal Amount" for purposes of computing its "Pro Rata Share" of Collateral proceeds pursuant to the Security Agreement shall not include the aggregate outstanding principal amount of the Revolving B Loans following an Event of Default."

          p. Section 11.8 of the Original Agreement is generally amended so that each reference to "Percentages" appearing therein shall be deemed to be a reference to "Adjusted Percentages."

          q. Exhibit B to the Original Agreement is amended to conform to Exhibit B (Amended 12/99) attached hereto.

          r. Exhibit C to the Original Agreement is amended to conform to Exhibit C (Amended 12/99) attached hereto.

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower, the Administrative Bank and the Banks;

          b. A Revolving B Note in a form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

          c. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Banks;

          d. An opinion of counsel to the Borrower, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

          e. Receipt in immediately available funds by U. S. Bank, solely for its own account, of the Revolving Credit B Origination Fee; and

          f. Such other documents, certificates or other items as the Administrative Bank or the Banks may reasonably request.


     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment, the Revolving B Note and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and
     (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, the Revolving B Note and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default or Event of Default.

     5. Reference to and Effect on the Loan Documents.

          a. From and after the date of this Amendment, each reference in:

               (i) the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

               (ii) any Loan Document to "the Notes," "thereunder", "thereof", "therein" or words of like import referring to the Notes shall be deemed to include the Revolving B Note where appropriate.

          b. The execution, delivery and effectiveness of this Amendment, except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REVOLVING B NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PEMSTAR Inc.


                                       By: /s/ Gary Lingbeck
                                           -------------------------------------
                                       Title: Secretary
                                              ----------------------------------

                                       By: /s/ R. R. Murphy
                                           -------------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                       U.S. Bank National Association,  as
                                       Administrative Bank and a Bank

                                       By: Gwen Rusans
                                           -------------------------------------
                                       Title: Officer
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank,  as a Bank

                                       By
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A
                                    ---------

                                REVOLVING B NOTE
                                ----------------


$12,000,000.00                                       Rochester, Minnesota
                                                               December 20, 1999



     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit B Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement"), the principal sum of TWELVE MILLION AND NO/100THS DOLLARS ($12,000,000.00) or if less, the then aggregate unpaid principal amount of the Revolving B Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving B Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving B Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is the Revolving B Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                                REVOLVING B NOTE
                                ----------------
                                     Page 2


$12,000,000.00                              Rochester, Minnesota
                                                               December20, 1999

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.


                                       PEMSTAR INC.

                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------

EXHIBIT B
                                 (AMENDED 12/99)
                                 ---------------

                                    [TO COME]

EXHIBIT C
                                 (AMENDED 12/99)
                                 ---------------

                                    [TO COME]

                                REVOLVING B NOTE
                                ----------------


$12,000,000.00                                       Rochester, Minnesota
                                                               December 20, 1999



     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit B Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement"), the principal sum of TWELVE MILLION AND NO/100THS DOLLARS ($12,000,000.00) or if less, the then aggregate unpaid principal amount of the Revolving B Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving B Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving B Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is the Revolving B Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                                REVOLVING B NOTE
                                ----------------
                                     Page 2


$12,000,000.00                              Rochester, Minnesota
                                                               December20, 1999

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.


                                       PEMSTAR INC.

                                       By: /s/ Gary Lingbeck
                                           -------------------------------------
                                       Its: Secretary
                                            ------------------------------------

                                       By: R. R. Murphy
                                           -------------------------------------
                                       Its: Treasurer
                                            ------------------------------------

                                 AMENDMENT NO. 5
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 5 to Credit Agreement, dated as of March 13, 2000 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (the "Administrative Bank"), and and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks, as amended by an Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of October 14, 1999, an Amendment No. 3 dated as of November 23 , 1999, and an Amendment No. 4 dated as of December 20, 1999 (as so amended, the "Original Agreement").

                                    RECITALS:
                                    ---------

     A. The Borrower has requested that the Administrative Bank and the Banks further amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendment. The Original Agreement is hereby amended as follows:

          a. The definition of "Applicable Margin" appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:

          "`Applicable Margin': At any date of determination, the percentage indicated below in accordance with the Cash Flow Leverage Ratio at such date:

                When the Cash Flow
                Leverage Ratio Is                 The Applicable Margin                     Is
                -----------------                 ---------------------                     --
         Equal to or greater than 3.5      Base Rate Loan Units                  2.00% per annum
         to1.0
                                           Eurodollar Rate Loan Units            3.75% per annum
         Less than 3.50 to 1.0 but equal   Base Rate Loan Units                  1.00% per annum
         to or greater than 2.50 to 1.0
                                           Eurodollar Rate Loan Units            2.75% per annum
         Less than 2.50 to 1.0 but         Base Rate Loan Units                  0.75% per annum
         greater than 1.50 to 1.0
                                           Eurodollar Rate Loan Units            2.50% per annum
         Equal to or less than 1.50 to     Base Rate Loan Units                  0.50% per annum
         1.0
                                           Eurodollar Rate Loan Units            2.25% per annum.



     The Applicable Margin as of the `Effective Date' of that certain Amendment No. 5 to Credit Agreement dated as of March ____, 2000 (the `Fifth Amendment') is 2.00% per annum with respect to Base Rate Loan Units and
     3.75 % per annum with respect to Eurodollar Rate Loan Units and shall continue at those percentages until changed in accordance with the terms of this definition. The Cash Flow Leverage Ratio and the Applicable Margin will be determined at the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2000, as alculated from the financial statements and Compliance Certificate delivered by the Borrower pursuant to Sections 8.1(b) and 8.1(c). Any increase or decrease in the Applicable Margin shall apply to all then existing or thereafter arising Loan Units and shall become effective as of the first day following the date on which the Borrower delivers its financial statements and Compliance Certificate to the Administrative Bank and the Banks in accordance with Section 8.1(b) and Section 8.1(c), respectively, showing that the Cash Flow Leverage Ratio for the Measurement Period coinciding with the end of such fiscal quarter required a change in the Applicable Margin, and shall continue to be effective until subsequently changed in accordance with this definition; provided, however, if the financial statements required by Section 8.1(b) and Compliance Certificate required by Section 8.1(c), are not delivered in the time periods provided therein, the Cash Flow Leverage Ratio will be deemed to be greater than 3.5 to 1.0.

          b. The definition of "Revolving Credit Commitment" appearing in
     Section 1.1 of the Original Agreement is amended by increasing the amount "$45,000,000.00" to "$55,000,000.00."

          c. The definition of "Revolving Credit B Commitment" appearing in
     Section 1.1 of the Original Agreement is amended by decreasing the amount "$12,000,000.00" to "$10,000,000.00."

          d. The definition of "Revolving Credit B Termination Date" appearing in Section 1.1 of the Original Agreement is amended by changing the date "December 31, 2000" to the date "April 30, 2000."

          e. Schedule A (Amended 6/8/99) to the Original Agreement is amended to conform to Schedule A (Amended 3/10 /00) attached hereto.

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower, the Administrative Bank and the Banks;

          b. A Replacement Revolving Note (the "Replacement Revolving Note") payable to the order of U.S. Bank in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

          c. A Replacement Revolving B Note (the "Replacement Revolving B Note") payable to the order of U.S. Bank in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

          d. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Banks;

          e. An opinion of counsel to the Borrower, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

          f. The payment, in immediately available funds, to the Administrative Bank solely for the benefit of U.S. Bank of the origination fee separately agreed upon by the Borrower and U.S. Bank for the increase in the Revolving Credit Commitment effected by this Amendment; and

          g. Such other documents, certificates or other items as the Administrative Bank or the Banks may reasonably request.

     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment, the Replacement Revolving Note, the Replacement Revolving B Note and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and
     (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, the Replacement Revolving Note, the Replacement Revolving B Note and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default or Event of Default.

     5. Reference to and Effect on the Loan Documents.

          a. From and after the date of this Amendment, each reference in:

               (i) the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby;

               (ii) any Loan Document to "the Revolving Note" payable to US Bank, "thereunder", "thereof", "therein" or words of like import referring to such Revolving Note shall mean and be a reference to the Replacement Revolving Note executed and delivered to US Bank pursuant to this Amendment; and

               (iii) any Loan Document to: (A) "the Revolving B Note," "thereunder", "thereof", "therein" or words of like import referring to the Revolving B Note shall mean and be a reference to the Replacement Revolving Note executed and delivered to US Bank pursuant to this Amendment; or (B) "the Notes," "thereunder", "thereof", "therein" or words of like import referring to the Notes shall be deemed to include such Replacement Revolving B Note where appropriate.

          b. The execution, delivery and effectiveness of this Amendment, except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.


     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REVOLVING B NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PEMSTAR Inc.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       U.S. Bank National Association, as
                                       Administrative Bank and a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank, as a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                   SCHEDULE A
                                (Amended 3/13/00)

                              Banks and Percentages


            Banks                                 Percentages
            -----                                 -----------
   U.S. Bank National Association                 59.09090909%
   M & I Marshall & Ilsley                        40.90909091%

                          REPLACEMENT REVOLVING B NOTE
                          ----------------------------


$10,000,000.00                                       Rochester, Minnesota
                                                                March ____, 2000

     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit B Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of TEN MILLION AND NO/100THS DOLLARS ($10,000,000.00) or if less, the then aggregate unpaid principal amount of the Revolving B Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving B Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving B Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is the Revolving B Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                         REPLACEMENT REVOLVING B NOTE
                         ----------------------------
                                     Page 2


$10,000,000.00                              Rochester, Minnesota
                                                                March ____, 2000

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     This Note is being executed and delivered in replacement of, but not in payment of, that certain Revolving B Note dated December 20, 1999 made by the Borrower payable to the order of the Bank in the original principal amount of $12,000,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable on the next interest payment date under the Credit Agreement.



                                       PEMSTAR INC.

                                       By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                           REPLACEMENT REVOLVING NOTE
                           --------------------------


$32,500,000.00                                       Rochester, Minnesota
                                                                 March ___, 2000

     FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of THIRTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($32,500,000.00) or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at 155 First Avenue Southwest, Rochester, Minnesota 55902, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 4, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

                           REPLACEMENT REVOLVING NOTE
                           --------------------------
                                     Page 2


$32,500,000.00                              Rochester, Minnesota
                                                                 March ___, 2000

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     This Note is being executed and delivered in replacement of, but not in payment of, that certain Replacement Revolving Note dated November 23, 1999 made by the Borrower payable to the order of the Bank in the original principal amount of $22,500,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable on the next interest payment date under the Credit Agreement.

                                       PEMSTAR INC.

                                       By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                            CERTIFICATE OF SECRETARY


     I, _____________________________, hereby certify that:

     (a) I am the Secretary of PEMSTAR INC., a Minnesota corporation (the "Corporation"), and that I am authorized to execute this Certificate on behalf of the Corporation;

     (b) Attached hereto as Exhibit A are the Resolutions of this Corporation adopted by its board of directors as of December 20, 1999 and such Resolutions remain in full force and effect as of the date hereof and have not in any way been amended, modified or rescinded; and

     (c) the Certificate of Incumbency and Signature Specimens included in that certain Secretary's Certificate regarding the Corporation and signed on June 1, 1999 remain in full force and effect as of the date hereof and have not in any way been amended, modified or rescinded; and

     (d) the Corporation's Articles of Incorporation and Bylaws respectively attached hereto as Exhibit A and Exhibit B remain in full force and effect as of the date hereof and have not in any way been amended, modified or rescinded.

     IN WITNESS WHEREOF, I have hereunder subscribed my name as of the _______ day of March, 2000.

                                       -----------------------------------------
                                                  Secretary

                                 AMENDMENT NO. 6
                                       TO
                                CREDIT AGREEMENT

     This Amendment No. 6 to Credit Agreement, dated as of May 5, 2000 (the "Amendment"), among PEMSTAR INC. (the "Borrower"), U.S. Bank National Association, as administrative bank (in such capacity, the "Administrative Bank"), and the Banks party to that certain Credit Agreement dated as of June 4, 1999, among the Borrower, the Administrative Bank and such Banks, as amended by an Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of October 14, 1999, an Amendment No. 3 dated as of November 23 , 1999, an Amendment No. 4 dated as of December 20, 1999, and an Amendment No. 5 dated as of March 13, 2000 (as so amended, the "Original Agreement").

                                    RECITALS:
                                    ---------

     A. The Borrower has requested that the Administrative Bank and the Banks further amend certain provisions of the Original Agreement.

     B. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Banks will agree to the Borrower's foregoing request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

     2. Amendment. The Original Agreement is hereby amended as follows:

          a. The definition of "Applicable Margin" appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:

               "`Applicable Margin': At any date of determination, the percentage indicated below in accordance with the Cash Flow Leverage Ratio at such date:

                 When the Cash Flow
                 Leverage Ratio Is                 The Applicable Margin                 Is
                 -----------------                 ---------------------                 --

          Equal to or greater than 3.5      Base Rate Loan Units                  2.00% per annum
          to1.0
                                            Eurodollar Rate Loan Units            3.75% per annum

          Less than 3.50 to 1.0 but equal   Base Rate Loan Units                  1.00% per annum
          to or greater than 2.50 to 1.0
                                            Eurodollar Rate Loan Units            2.75% per annum

          Less than 2.50 to 1.0 but         Base Rate Loan Units                  0.75% per annum
          greater than 1.50 to 1.0
                                            Eurodollar Rate Loan Units            2.50% per annum

          Equal to or less than 1.50 to     Base Rate Loan Units                  0.50% per annum
          1.0
                                            Eurodollar Rate Loan Units            2.25% per annum.


          The Applicable Margin as of the `Effective Date' of that certain Amendment No. 5 to Credit Agreement dated as of March 13 , 2000 (the `Fifth Amendment') is 2.00% per annum with respect to Base Rate Loan Units and 3.75 % per annum with respect to Eurodollar Rate Loan Units and shall continue at those percentages until changed in accordance with the terms of this definition and except that, on and after May 5, 2000, the Applicable Margin shall apply to only those Loan Units comprising part of the Revolving Loans, and not part of the Revolving B Loans. The Cash Flow Leverage Ratio and the Applicable Margin will be determined at the end of each fiscal quarter, commencing with the fiscal quarter ending June 30,2000, as calculated from the financial statements and Compliance Certificate delivered by the Borrower pursuant to Sections 8.1(b) and 8.1(c). Any increase or decrease in the Applicable Margin shall apply to all then existing or thereafter arising Loan Units and shall become effective as of the first day following the date on which the Borrower delivers its financial statements and Compliance Certificate to the Administrative Bank and the Banks in accordance with Section 8.1(b) and Section 8.1(c), respectively, showing that the Cash Flow Leverage Ratio for the Measurement Period coinciding with the end of such fiscal quarter required a change in the Applicable Margin, and shall continue to be effective until subsequently changed in accordance with this definition; provided, however, that: (a) if the financial statements required by Section 8.1(b) and Compliance Certificate required by
          Section 8.1(c), are not delivered in the time periods provided therein, the Cash Flow Leverage Ratio will be deemed to be greater than 3.5 to 1.0; and (b) on and after May 1, 2000, the Applicable Margin shall apply to only those Loan Units comprising part of the Revolving Loans and not part of the Revolving B Loans.

          b. The definition of "Cash Flow Leverage Ratio " appearing in Section
     1.1 of the Original Agreement is amended by changing the date "March 31, 2000" to "December 31, 1999."

          c. The definition of "Revolving Credit Commitment" appearing in
     Section 1.1 of the Original Agreement is amended by decreasing the amount "$55,000,000.00" to "$45,000,000.00."

          d. The definition of "Revolving Credit B Termination Date" appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:

               "`Revolving Credit B Termination Date': The date which is the earliest of: (a) October 31, 2000; (b) the date on which the Borrower consummates a initial public offering of its shares in which such shares shall be listed and traded on a national or regional exchange or traded on the NASDAQ National Market System or the NASDAQ over the counter market (an `IPO'); (c) the date on which the Borrower terminates the Revolving Credit B Commitment pursuant to Section 4.3; or (d) the date upon which the obligation of U. S. Bank to make Revolving B Loans is terminated pursuant to Section 10.2.

          e. Section 1.1 of the Original Agreement is amended by adding the following new definitions of "IBM Credit Loan Agreement," "IBM Credit Intercreditor Agreement," "Revolving Credit B Applicable Margin" in proper alphabetical order

               "`IBM Credit Loan Agreement:' The Revolving Credit Agreement dated as of May __, 2000 between the Borrower and IBM Credit Corporation (`IBM Credit'), as originally executed and as amended, modified, supplemented, restated or replaced from time to time with the prior written consent of the Administrative Bank and the Required Banks.

               `IBM Credit Intercreditor Agreement;': The Intercreditor Agreement dated as of even date with the IBM Credit Loan Agreement among the Administrative Bank, US Bank as the `Bank' party to 1997 IDB Reimbursement Agreement and IBM Credit, as originally executed and as amended, modified, supplemented, restated or replaced from time to time.

               `Revolving B Loan Applicable Margin': At any date of determination: (a) prior to May 5, 2000, the Applicable Margin; or (b) on or after May 5, 2000, the percentage indicated below for each day in the specified period:

                                              The Revolving B Loan Applicable
          Period                                           Margin                       Is
          ------                              -------------------------------           --
          May 5, 2000 to and including      Base Rate Loan Units                  3.00% per annum
          June 30, 2000
                                            Eurodollar Rate Loan Units            4.75% per annum

          July 1, 2000 to and including     Base Rate Loan Units                  4.00% per annum
          September 30, 2000
                                            Eurodollar Rate Loan Units            5.75% per annum

          October 1, 2000 to and            Base Rate Loan Units                  5.00% per annum
          including October 31,2000
                                            Eurodollar Rate Loan Units            6.75% per annum.


          f. Sections 3.1 (a), (b) and (c) of the Original Agreement are respectively amended in their entireties to read as follows:

               "Section 3.1 Interest. Subject to the provisions of Section 3.1(c), the Borrower agrees to pay interest on the outstanding principal amount of each Loan from the date of such until the Maturity thereof as follows:

                    (a) with respect to each Base Rate Loan Unit comprising a
               portion of:

                         (i) a Revolving Loan, at a fluctuating rate per annum
                    equal at all times to the sum of the Base Rate plus the Applicable Margin; or

                         (ii) a Revolving B Loan, at a fluctuating rate per
                    annum equal at all times to the sum of the Base Rate plus the Revolving B Loan Applicable Margin.

                    (b) with respect to each Eurodollar Rate Loan Unit
               comprising a portion of:

                         (i) a Revolving Loan, at a rate per annum equal at all
                    times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Adjusted Eurodollar Rate in effect for such Interest Period plus the Applicable Margin; or

                         (ii) a Revolving B Loan, at a rate per annum equal at
                    all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Adjusted Eurodollar Rate in effect for such Interest Period plus the Revolving B Loan Applicable Margin.

                    (c) Notwithstanding the provisions of Section 3.1(a) or (b), at all times after:

                         (i) the occurrence and during the continuance of any
                    Event of Default, the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date on which the Administrative Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the rate equal to the sum of (i) the Base Rate; plus (ii) the Applicable Margin; plus (iii) two percent (2.0%) per annum; or

                         (ii) November 1, 2000, the Borrower agrees to pay
                    interest on the outstanding principal amount of each Revolving B Loan as follows:

                              (A) with respect to each Base Rate Loan Unit
                         comprising a portion of such Revolving B Loan, at a fluctuating rate per annum equal at all times to the sum of: (1) the Base Rate plus (2) the Revolving B Loan Applicable Margin in effect on October 31, 2000, plus
                         (3) on the first day of each month thereafter, commencing on November 1, 2000, additional interest equal to the product determined by multiplying two percent (2.0%) per annum times the number of calendar months that have commenced on or after November 1, 2000 (such product being the `Additional Interest Rate'); and

                              (B) with respect to each Eurodollar Rate Loan Unit
                         comprising a portion of such Revolving B Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of: (1) the Adjusted Eurodollar Rate in effect for such Interest Period plus (2) the Revolving B Loan Applicable Margin in effect on October 31, 2000, plus
                         (3) on the first day of each month thereafter, commencing on November 1, 2000, the Additional
                         Interest Rate;

                    so that, by way of example only, the interest rate in effect on December 1, 2000 will be four percent (4.0%) per annum in excess of the interest rate in effect on October 31, 2000; provided, however, that nothing in this subsection (c)(ii) requires the Banks to permit the Revolving B Loans to remain outstanding after the Revolving Credit B Termination Date or waives, modifies, discharges, releases or otherwise alters the Borrower's duty to pay the Revolving B Loans in full on that date."

          g. Section 7.28 of the Original Agreement is amended in its entirety to read as follows:

               "Section 7.28 Year 2000. The Borrower has reviewed and assessed its and each of its Restricted Subsidiaries' respective business operations and computer systems and applications to address the `year 2000 problem' (that is, that computer applications and equipment used by the Borrower or such Restricted Subsidiary, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1,
          2000). The Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in the Borrower's or any of its Restricted Subsidiaries' business condition (financial or otherwise), operations, properties or prospects or ability to repay the Banks. The Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Loan under this Agreement or any Note or delivers any information to the Administrative Bank or any Bank. The Borrower will promptly deliver to the Administrative Bank and the Banks such information relating to this representation and warranty as the Administrative Bank or the Required Banks request from time to time."

          h. Sections 8.1(c) and (d) of the Original Agreement are respectively amended in their entireties to read as follows:

               "(c) With each financial statement required by Section 8.1(b), a certificate (the `Compliance Certificate') in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower together with a copy of the `Compliance Certificate' for that date delivered to IBM Credit pursuant to the IBM Credit Loan Agreement.

               (d) As soon as available, and in any event within 10 days after the end of: (i) the second week of each month of each fiscal year; and
          (ii) each month of each fiscal year, a certificate (the `Borrowing Base Certificate') showing the Borrowing Base as of the first Business Day of such month or the first Business Day after the 15th day of such month, as the case may be, in the form of Exhibit E attached hereto and certified as accurate by the Borrower's chief financial officer together with a copy of the `Collateral Management Report' for that date delivered to IBM Credit pursuant to the IBM Credit Loan Agreement or, if such date is not the date of a `Collateral Management Report,' then the most recent `Collateral Management Report' so delivered to IBM Credit.

          i. Section 9.8 of the Original Agreement is amended by increasing the amount of the permitted Capital Expenditures for the Borrower's 2000 fiscal year from "$21,000,000.00" to "$22,500,000.00."

          j. Section 9.10 of the Original Agreement is amended by: (i) deleting the word "and" following the semi-colon at the end of subsection (h) thereof; (ii) changing the period at the end of subsection (i) thereof to a semi-colon followed by the word "and"; (iii) adding the following new subsection (j); and adding the following new proviso clause to Section 9.10 following new subsection (j):

               "(j) Indebtedness owed by the Borrower to IBM Credit under the IBM Credit Agreement (and Guaranties thereof by the Borrower's foreign Subsidiaries identified as an `IBM Credit Obligor' in the IBM Credit Intercreditor Agreement) so long as: (i) the outstanding principal amount of such Indebtedness does not exceed the lesser of: (A) $40,000,000.00 at any time; or (B) the `Borrowing Base' described in the IBM Credit Loan Agreement except that, for purposes of this Agreement, such `Borrowing Base' shall be limited only to the sum of:
          (1) the Borrower's assets constituting `IBM Credit Priority Collateral' under the IBM Credit Intercreditor Agreement; plus (2) any of the Borrower's foreign Subsidiary's assets comprising part of such `Borrowing Base'; (iii) such Indebtedness is secured by only the property described in Section 9.11(j); and (iv) the Borrower does not incur any additional Indebtedness under the IBM Credit Loan Agreement at a time when any Default or Event of Default has occurred and is continuing except for advances made by IBM Credit to pay itself interest, fees and late charges under the IBM Credit Loan Agreement;"

     provided, however, that the aggregate outstanding principal amount of the Borrower's and its Restricted Subsidiaries' Indebtedness permitted to be incurred or exist pursuant to Sections 9.10(c), (f), (g) and/or (j) shall not exceed $55,000,000.00 at any time.

          k. Section 9.11 of the Original Agreement is amended by: (i) deleting the word "and" following the semi-colon at the end of subsection (h) thereof; (ii) changing the period at the end of subsection (i) thereof to a semi-colon followed by the word "and"; and (iii) adding the following new subsection (j):

               "(j) Liens in favor of IBM Credit granted by: (i) the Borrower in the `Common Collateral' described in the IBM Intercreditor Agreement except that the Borrower will not permit IBM Credit to file any such Lien or notice thereof in any patent, trademark or copyright office in any jurisdiction unless the Borrower has first permitted the Administrative Bank and US Bank, in its capacity as the `Bank' party to the 1997 IDB Reimbursement Agreement, to file their respective Liens or notices thereof in such office; and (ii) any of the Borrower's foreign

          Subsidiaries which is an `IBM Credit Obligor" described in the IBM Credit Intercreditor Agreement."

          l. Section 9.16 of the Original Agreement is amended in its entirety to read as follows:

               "Section 9.16 Cash Flow Leverage Ratio. Permit, as of any Quarterly Measurement Date, commencing with the Quarterly Measurement Date occurring on December 31, 1999, the Cash Flow Leverage Ratio to be greater than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:

                   Period                              Ratio
                   ------                              -----
         On December 31, 1999                       3.50 to 1.00

         On and after January 1, 2000
         to and including December 31, 2000         5.00 to 1.00

         On  March 31, 2001                         3.00 to 1.00

         At all times thereafter                    2.50 to 1.00;

          except that, on and after the first Quarterly Measurement Date following the consummation of the IPO, the minimum required Cash Flow Leverage Ratio is 3.00 to 1.00."

          m. Section 9.17 of the Original Agreement is amended in its entirety to read as follows:

               "Section 9.17 Fixed Charge Coverage Ratio. Permit, as of any Quarterly Measurement Date, commencing with the Quarterly Measurement Date occurring on September 30, 1999, the Fixed Charge Coverage Ratio to be less than 1.30 to 1.00 except that the minimum required Fixed Charge Coverage Ratio for the March 31, 2000 Quarterly Measurement Date was 1.20 to 1.00.

          n. Section 9.19 of the Original Agreement is amended in its entirety to read as follows:

               "Section 9.19 Current Ratio. Permit, as of any Monthly Measurement Date, commencing with the Monthly Measurement Date occurring on June 30, 1999, the Current Ratio to be less than the ratio specified in the following table for any Monthly Measurement Date occurring in the specified period:

                   Period                                   Ratio
                   ------                                   -----
         On and after June 30, 1999
         to and including March 31, 2001              1.05 to 1.00

         At all times thereafter                      1.10 to 1.00;

          except that, on and after the first Quarterly Measurement Date following the consummation of the IPO, the minimum required Current Ratio is 1.10 to 1.00"


          o. ARTICLE IX of the Original Agreement is further amended by adding the following new Section 9.25 and 9.26:

               "Section 9.25 IBM Credit Loan Agreement. Amend, modify, or supplement any provision of the IBM Credit Loan Agreement in any manner which: (a) increases the interest rate, fees, or other charges payable to IBM Credit pursuant to the terms thereof or of any `Other Document' relating thereto including, without limitation, the `A/R Finance Charges,' the `Delinquency Fee Rate,' the `Other Charges,' the `Shortfall Transaction Fee,' the `Termination Fee' respectively described therein; (b) imposes any higher standard of financial performance on the Borrower from that previously agreed to by the Administrative Bank and the Banks; or (c) contravenes the provisions of Section 9.6."

               Section 9.26 Certain Transfers. If an Event of Default has occurred and is continuing, transfer any `Bank Priority Collateral' described in the IBM Intercreditor Agreement to, or for the benefit of, any of the Borrower's Subsidiaries, regardless of the form, or recipient, of such transfer.

          p. The first parenthetical clause of Section 10.1(j) of the Original Agreement is amended in its entirety to read as follows:

               "(other than Indebtedness under: (i) this Agreement or the other Loan Documents; (ii) any IDB Reimbursement Agreement; or (iii) the IBM Credit Loan Agreement)".

          q. Section 10.1 of the Original Agreement is further amended by: (i) deleting the word "or" following the semi-colon at the end of subsection
     (m) thereof; (ii) changing the period at the end of subsection (n) thereof to a semi-colon followed by the word "or"; and (iii) adding the following new subsection (p):

               "(p) Any `Event of Default' (howsoever defined) shall occur under the IBM Credit Loan Agreement."

          r. Intentionally Deleted.

          s. Schedule A (Amended 3/10/00) to the Original Agreement is amended to conform to Schedule A (Amended 5/5/00) attached hereto.

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

          a. Counterparts of this Amendment executed by the Borrower and the Banks;

          b. A Replacement Revolving Note (the "Replacement Revolving Note") payable to the order of U.S. Bank in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower;

          c. A Certificate by the Borrower's Secretary or any Assistant Secretary in form and substance satisfactory to the Administrative Bank and the Banks;

          d. An opinion of counsel to the Borrower, addressed to the Administrative Bank and the Banks, in form and substance satisfactory to the Administrative Bank and the Banks;

          e. The payment, in immediately available funds, to the Administrative Bank solely for the benefit of U.S. Bank of the fee separately agreed upon by the Borrower and U.S. Bank;

          f. A copy of the IBM Credit Loan Agreement and the "Other Documents" described therein, each in form and substance satisfactory to the Administrative Bank and the Banks and certified as a true and correct copy by the Secretary of the Borrower;

          g. The payment, in immediately available funds, to the Administrative Bank of the maximum amount of the "A/R Advance" available to the Borrower under the IBM Credit Loan Agreement for application to: (i) first the Revolving B Loans until the Revolving B Loans are paid in full; and (ii) second, the excess, if any, to the Revolving Loans ratably made by the Banks in the amount necessary to cause the aggregate outstanding principal balance such Bank's Revolving Loans, after such application, to be equal to 50% of the aggregate outstanding principal balances of the Revolving Loans;

          h. An executed copy of each Intercreditor Agreement required to be delivered by the Borrower to IBM Credit pursuant to the IBM Credit Loan Agreement; and

          i. Such other documents, certificates or other items as the Administrative Bank or the Banks may reasonably request.

     4. Representations and Warranties. To induce the Administrative Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Banks as follows:

          a. The execution, delivery and performance by the Borrower of this Amendment, the Replacement Revolving Note and any other document required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

          b. The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date;

          c. (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Bank for payment of the Obligations now existing or hereafter arising under the Original Agreement, as amended by this Amendment or any other Loan Document; and (ii) the Borrower hereby releases and forever discharges the Administrative Bank, each Bank and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Administrative Bank, any Bank or their respective successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Original Agreement, as amended by this Amendment, the other Loan Documents and the transactions related thereto;

          d. The Original Agreement, as amended by this Amendment, the Replacement Revolving Note, and each other Loan Document to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

          e. After giving effect to this Amendment, there does not exist any Default, Event of Default or Adverse Event.

     5. Reference to and Effect on the Loan Documents.

          a. From and after the date of this Amendment, each reference in:

               (i) the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Credit Agreement", "Loan Agreement," "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

               (ii) any Loan Document to "the Revolving Note" payable to U.S. Bank, "thereunder", "thereof", "therein" or words of like import referring to such Revolving Note shall mean and be a reference to the Replacement Revolving Note executed and delivered to U.S. Bank pursuant to this Amendment.

          b. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Bank or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Administrative Bank's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Bank and the Banks harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REPLACEMENT REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

     10. Recitals. The Recitals hereto are incorporated herein by reference.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PEMSTAR Inc.


                                       By: /s/ illegible
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       U.S. Bank National Association, as
                                       Administrative Bank and a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       M&I Marshall and Ilsley Bank, as a Bank

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                   SCHEDULE A
                                (Amended 5/5/00)

                              Banks and Percentages


               Banks                                   Percentages
               -----                                   -----------
      U.S. Bank National Association                      50%
      M & I Marshall & Ilsley                             50%